                                                                   EXHIBIT 10.46





                           CONSTRUCTION LOAN AGREEMENT


                           FOR A LOAN IN THE AMOUNT OF


                                 $64,028,000.00


                               MADE BY AND BETWEEN

                          NORTH CYPRESS MEDICAL CENTER
                             OPERATING COMPANY, LTD.

                                   AS BORROWER


                                       AND

                            MPT FINANCE COMPANY, LLC


                                    AS LENDER



                            Dated as of June 1, 2005

                                TABLE OF CONTENTS




ARTICLE 1          INCORPORATION OF RECITALS AND EXHIBITS.........................................................2

   1.1      INCORPORATION OF RECITALS.............................................................................2
   1.2      INCORPORATION OF EXHIBITS.............................................................................2

ARTICLE 2.........................................................................................................2


DEFINITIONS.......................................................................................................2

   2.1      DEFINED TERMS.........................................................................................2
   2.2      OTHER DEFINITIONAL PROVISIONS.........................................................................9

ARTICLE 3          BORROWER'S REPRESENTATIONS AND WARRANTIES.....................................................10

   3.1      REPRESENTATIONS AND WARRANTIES.......................................................................10
   3.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................15

ARTICLE 4          LOAN AND LOAN DOCUMENTS.......................................................................15

   4.1      AGREEMENT TO BORROW AND LEND; LENDER'S OBLIGATION TO DISBURSE........................................15
   4.2      LOAN DOCUMENTS.......................................................................................16
   4.3      TERM OF THE LOAN.....................................................................................17
   4.4      PREPAYMENTS..........................................................................................17
   4.5      REQUIRED PRINCIPAL PAYMENTS..........................................................................17

ARTICLE 5........................................................................................................17


INTEREST.........................................................................................................17

   5.1      INTEREST RATE........................................................................................17
   5.2      LIMITATION ON INTEREST...............................................................................17

ARTICLE 6 COSTS OF MAINTAINING LOAN..............................................................................18

   6.1      BORROWER WITHHOLDING.................................................................................18

ARTICLE 7 LOAN EXPENSE AND ADVANCES..............................................................................18

   7.1      LOAN AND ADMINISTRATION EXPENSES.....................................................................18
   7.2      COMMITMENT FEE.......................................................................................19
   7.3      INSPECTION FEE.......................................................................................19
   7.4      LENDER'S ATTORNEYS' FEES AND DISBURSEMENTS...........................................................19
   7.5      TIME OF PAYMENT OF FEES AND EXPENSES.................................................................19
   7.6      EXPENSES AND ADVANCES SECURED BY LOAN DOCUMENTS......................................................19
   7.7      RIGHT OF LENDER TO MAKE ADVANCES TO CURE BORROWER'S DEFAULTS.........................................19

ARTICLE 8 NON-CONSTRUCTION REQUIREMENTS PRECEDENT TO THE OPENING OF THE LOAN.....................................20

   8.1      NON-CONSTRUCTION CONDITIONS PRECEDENT................................................................20

ARTICLE 9          CONSTRUCTION REQUIREMENTS PRECEDENT TO THE OPENING OF THE LOAN................................22

   9.1      REQUIRED CONSTRUCTION DOCUMENTS......................................................................22

ARTICLE 10         BUDGET AND CONTINGENCY FUND...................................................................24

   10.1     BUDGET...............................................................................................24

   10.2     BUDGET LINE ITEMS....................................................................................24
   10.3     CONTINGENCY FUND.....................................................................................24
   10.4     OPTIONAL METHOD FOR PAYMENT OF INTEREST..............................................................25

ARTICLE 11 SUFFICIENCY OF LOAN...................................................................................25

   11.1     LOAN IN BALANCE......................................................................................25

ARTICLE 12 CONSTRUCTION PAYOUT REQUIREMENTS......................................................................26

   12.1     APPLICABILITY OF SECTIONS............................................................................26
   12.2     MONTHLY PAYOUTS......................................................................................26
   12.3     PRIOR CONDITIONS SATISFIED...........................................................................26
   12.4     DOCUMENTS TO BE FURNISHED FOR EACH DISBURSEMENT......................................................26
   12.5     RETAINAGES...........................................................................................27
   12.6     DISBURSEMENTS FOR MATERIALS STORED ON-SITE...........................................................27
   12.7     DISBURSEMENTS FOR OFFSITE MATERIALS..................................................................28
   12.8     DISBURSEMENTS FOR TENANT WORK AND ALLOWANCES.........................................................28

ARTICLE 13 FINAL DISBURSEMENT FOR CONSTRUCTION...................................................................29

   13.1     FINAL DISBURSEMENT FOR CONSTRUCTION..................................................................29

ARTICLE 14 RESERVED..............................................................................................30


ARTICLE 15 OTHER COVENANTS.......................................................................................30

   15.1     OPENING OF LOAN ON OR PRIOR TO LOAN OPENING DATE.....................................................30
   15.2     CONSTRUCTION OF IMPROVEMENTS.........................................................................30
   15.3     CHANGES IN PLANS AND SPECIFICATIONS..................................................................30
   15.4     INSPECTION BY LENDER.................................................................................31
   15.5     MECHANICS' LIENS AND CONTEST THEREOF.................................................................31
   15.6     SETTLEMENT OF MECHANICS' LIEN CLAIMS.................................................................31
   15.7     RENEWAL OF INSURANCE.................................................................................32
   15.8     PAYMENT OF TAXES.....................................................................................32
   15.9     ESCROW ACCOUNTS......................................................................................32
   15.10    PERSONAL PROPERTY....................................................................................33
   15.11    LEASING RESTRICTIONS.................................................................................33
   15.12    DEFAULTS UNDER LEASES................................................................................33
   15.13    LENDER'S ATTORNEYS' FEES FOR ENFORCEMENT OF AGREEMENT................................................33
   15.14    APPRAISALS...........................................................................................34
   15.15    FINANCIAL INFORMATION................................................................................34
   15.16    SIGN AND PUBLICITY...................................................................................35
   15.17    LOST NOTE............................................................................................35
   15.18    DEFAULTS.............................................................................................35
   15.19    NO ADDITIONAL DEBT...................................................................................35
   15.20    COMPLIANCE WITH LAWS AND AGREEMENTS..................................................................35
   15.21    ORGANIZATIONAL DOCUMENTS.............................................................................36
   15.22    FURNISHING REPORTS...................................................................................36
   15.23    MANAGEMENT CONTRACTS.................................................................................36
   15.24    FURNISHING NOTICES...................................................................................36
   15.25    CONSTRUCTION CONTRACTS...............................................................................36
   15.26    CORRECTION OF DEFECTS................................................................................36
   15.27    HOLD DISBURSEMENTS IN TRUST..........................................................................37
   15.28    FOUNDATION SURVEY....................................................................................37
   15.29    ALTERATIONS..........................................................................................37
   15.30    CASH DISTRIBUTIONS...................................................................................37
   15.31    MAINTENANCE OF OFFICE................................................................................37
   15.32    RECORDS AND ACCOUNTS.................................................................................37

   15.33    REQUIRED PERMITS.....................................................................................38
   15.34    FURTHER ASSURANCE OF TITLE...........................................................................38
   15.35    FURTHER ASSURANCES...................................................................................38
   15.36    FUNDAMENTAL CHANGES OF BORROWER......................................................................39
   15.37    COMPLIANCE WITH ENVIRONMENTAL LAWS...................................................................39
   15.38    TANGIBLE NET WORTH...................................................................................41
   15.39    AUTHORIZED REPRESENTATIVE............................................................................41

ARTICLE 16 CASUALTIES AND CONDEMNATION...........................................................................42

   16.1     LENDER'S ELECTION TO APPLY PROCEEDS ON INDEBTEDNESS..................................................42
   16.2     BORROWER'S OBLIGATION TO REBUILD AND USE OF PROCEEDS THEREFOR........................................42

ARTICLE 17 ASSIGNMENTS BY LENDER AND BORROWER....................................................................43

   17.1     ASSIGNMENTS AND PARTICIPATIONS.......................................................................43
   17.2     PROHIBITION OF ASSIGNMENTS AND TRANSFERS BY BORROWER.................................................43
   17.3     PROHIBITION OF TRANSFERS IN VIOLATION OF ERISA.......................................................43
   17.4     SUCCESSORS AND ASSIGNS...............................................................................44

ARTICLE 18 TIME OF THE ESSENCE...................................................................................44

   18.1     TIME IS OF THE ESSENCE...............................................................................44

ARTICLE 19 EVENTS OF DEFAULT.....................................................................................44


ARTICLE 20 LENDER'S REMEDIES IN EVENT OF DEFAULT.................................................................46

   20.1     REMEDIES CONFERRED UPON LENDER.......................................................................46
   20.2     COSTS OF COMPLETION..................................................................................47
   20.3     DISTRIBUTION OF COLLATERAL PROCEEDS..................................................................48
   20.4     POWER OF ATTORNEY....................................................................................48
   20.5     WAIVERS..............................................................................................48
   20.6     SET-OFFS.............................................................................................49

ARTICLE 21 EXPENSES..............................................................................................49


ARTICLE 22 INDEMNIFICATION.......................................................................................50


ARTICLE 23 GENERAL PROVISIONS....................................................................................50

   23.1     CAPTIONS.............................................................................................50
   23.2     MODIFICATION; WAIVER.................................................................................50
   23.3     ACQUIESCENCE NOT TO CONSTITUTE WAIVER OF LENDER'S REQUIREMENTS.......................................50
   23.4     DISCLAIMER BY LENDER.................................................................................51
   23.5     PARTIAL INVALIDITY; SEVERABILITY.....................................................................51
   23.6     DEFINITIONS INCLUDE AMENDMENTS.......................................................................52
   23.7     EXECUTION IN COUNTERPARTS............................................................................52
   23.8     ENTIRE AGREEMENT.....................................................................................52
   23.9     WAIVER OF DAMAGES....................................................................................52
   23.10    CLAIMS AGAINST LENDER................................................................................52
   23.11    GOVERNING LAW........................................................................................53
   23.12    CONSENT TO JURISDICTION; WAIVERS.....................................................................53
   23.13    SURVIVAL OF COVENANTS, ETC...........................................................................54
   23.14    NOTICES..............................................................................................54

ARTICLE 25.......................................................................................................56


ACKNOWLEDGEMENT OF INDEMNIFICATION PROVISIONS....................................................................56

                       LIST OF EXHIBITS TO LOAN AGREEMENT

Exhibit A         Legal Description of Land
Exhibit B         Permitted Exceptions
Exhibit C         Title Requirements
Exhibit D         Insurance Requirements
Exhibit E         Initial Budget
Exhibit F         Borrower's Certificate
Exhibit G         Soft and Hard Cost Requisition Form

                           CONSTRUCTION LOAN AGREEMENT


         THIS CONSTRUCTION LOAN AGREEMENT ("Agreement") is made as of June 1, 2005, by and among NORTH CYPRESS MEDICAL CENTER OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), and MPT FINANCE COMPANY, LLC, a Delaware limited liability company, its successors and assigns ("Lender").


                                   WITNESSETH:

                                    RECITALS


         A. Northern Healthcare Land Ventures, Ltd., a Texas limited partnership ("NHLV"), is the owner in fee simple of land located at Huffmeister Road, in the City of Houston, County of Harris, State of Texas, and legally described in Exhibit A attached hereto (the "Parking Tract").

         B. North Cypress Property Holdings, LTD., a Texas limited partnership ("Holdings") is the owner in fee simple of land located at Huffmeister Road and Highway 290, in the City of Houston, County of Harris, State of Texas, and legally described in Exhibit A attached hereto (the "Hospital Tract"; the Parking Tract and the Hospital Tract, collectively, the "Land").

         C. Pursuant to that certain Net Ground Lease dated of even date herewith (the "Hospital Tract Ground Lease"), Holdings has leased the Hospital Tract to MPT of North Cypress, L.P. ("MPT Land Entity").

         D. Pursuant to that certain Net Ground Lease dated of even date herewith (the "Parking Tract Ground Lease"; the Hospital Tract Ground Lease and the Parking Tract Ground Lease, collectively, the "Ground Lease"), NHLV has leased the Parking Tract to MPT Land Entity.

         E. Pursuant to that certain Net Lease Agreement dated of even date herewith (the "Sublease"), MPT Land Entity has subleased the Land to Borrower.

         F. Borrower proposes to construct a 64-bed hospital building on the Hospital Tract to be known as "North Cypress Medical Center", containing in the aggregate approximately 225,000 gross square feet of space.

         G. Borrower has applied to Lender for a loan in the amount of up to SIXTY-FOUR MILLION TWENTY-EIGHT THOUSAND and No/100 DOLLARS ($64,028,000.00) (the "Loan") to fund construction of such hospital building, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                     INCORPORATION OF RECITALS AND EXHIBITS

1.1.     INCORPORATION OF RECITALS.

         The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

1.2.     INCORPORATION OF EXHIBITS.

         Exhibits A through G, to this Agreement, attached hereto are incorporated in this Agreement and expressly made a part hereof by this reference.

                                    ARTICLE 2
                                   DEFINITIONS

2.1.     DEFINED TERMS.

         The following terms as used herein shall have the following meanings:

         Affiliate: With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a general partner.

         Agreement:  This Construction Loan Agreement.

         Applicable Rate: A fixed interest rate of ten and one-half percent (10.5%) per annum.

         Appraisal: An MAI certified appraisal of the Project performed in accordance with Lender's appraisal requirements by an appraiser selected and retained by Lender.

         Architect:  Davis Stokes Collaborative, P.C.

         Assignment of Rents: An assignment of leases and rents made by Borrower in favor of Lender assigning all leases, subleases and other agreements relating to the use and occupancy of all or any portion of the Project, and all present and future leases, rents, issues and profits therefrom.

         Authorized Representative: Robert A. Behar, M.D.

         Bankruptcy Code: Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto or any other present or future bankruptcy or insolvency statute.

         Bond: A Performance Bond and Labor and Material Payment Bond in a form approved by Lender, with the General Contractor or each Major Subcontractor, as the case may be, as principal, with a surety company acceptable to Lender and licensed to do business in the State, as surety, with a dual obligee rider in favor of Lender.

         Borrower's Knowledge: The actual knowledge of Borrower and its Affiliates and their respective members, general partners, officers and directors, after having conducted a reasonable investigation and inquiry thereof.

         Budget: The budget for the Project specifying all costs and expenses of every kind and nature whatever to be incurred by Borrower in connection with the Project prior to the Maturity Date.

         Budget Line Item:  As such term is defined in Section 10.2.

         Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which money centers in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

         CERCLA:  See Section 3.1(m)(i).

         Change Order: Any request for changes in the Plans and Specifications (other than minor field changes involving no extra cost).

         Completion Date: December 1, 2006, subject to extension pursuant to
Section 15.2.

         Construction or construction: The construction of the Improvements in accordance with the Plans and Specifications, and all Tenant Work and related improvements required to be performed by Borrower under Leases.

         Construction Commencement Date: The date Construction commences, which shall be no later than thirty (30) days from the Loan Opening Date.

         Construction Schedule: A Schedule satisfactory to Lender and Lender's Consultant, establishing a timetable for completion of the Construction, showing, on a monthly basis, the anticipated progress of the Construction and also showing that the Improvements can be completed on or before the Completion Date.

         Contingency Fund: A Budget Line Item which shall represent an amount necessary to provide reasonable assurances to Lender than additional funds are available to be used if additional costs and expenses are incurred or additional interest accrues on the Loan, or unanticipated events or problems occur.

         Control: As such term is used with respect to any person or entity, including the correlative meanings of the terms "controlled by" and "under common control with", shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

         Default or default: Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

         Default Rate: A rate per annum equal to eighteen percent (18.0%) or the highest rate permitted by Law, if less.

         Deficiency Deposit:  As such term is defined in Section 11.1.

         Environmental Indemnity: An indemnity from the Borrower indemnifying Lender with regard to all matters related to Hazardous Material and other environmental matters and "Building Laws", as defined therein.

         Environmental Laws:  See Section 3.1(m)(i).

         Environmental Proceedings: Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the Project.

         Environmental Report: An environmental report prepared at Borrower's expense by a qualified environmental consultant approved by Lender, dated not more than six (6) months prior to the Loan Opening Date and addressed to Lender (or subject to separate letter agreement permitting Lender to rely on such environmental report).

         EPA:  See Section 3.1(m)(ii).

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

         Event of Default:  As such term is defined in Article 19.

         General Contract: The general contract(s) between Borrower and General Contractor, pertaining to the construction of all onsite and offsite improvements for the Project.

         General Contractor:  Gilbane Building Company.

         Generally Accepted Accounting Principles or GAAP: Principles that are
(a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time; and (b) consistently applied with past financial statements of the person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted

Accounting Principles) as to financial statements in which such principles have been properly applied.

         Governmental Approvals: Collectively, all consents, licenses, and permits and all other authorizations or approvals required under applicable Laws from any Governmental Authority for the Construction in accordance with the Plans and Specifications and the operation of the Project.

         Governmental Authority: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

         Ground Lease:  See Recital D above.

         HADC: Hospital Affiliates Development Corporation, the Program Manager for the Project pursuant to the Program Development Agreement.

         Hazardous Material: Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the Project or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Section 9601(14), as may be amended from time to time, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof;
(ii) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33);
(iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority. Any reference above to a Law includes the same as it may be amended from time to time, including the judicial interpretation thereof.

         Holdings:  As such term is defined in Recital B above.

         Improvements: The improvements referred to in Recital F above and more particularly described in the Plans and Specifications, and offsite improvements and together with any existing improvements not to be demolished.

         In Balance or in balance: As such term is defined in Article 11.

         Including or including:  Including but not limited to.

         Indemnified Party:  As such term is defined in Section 15.1(r).

         Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time.

         Land:  As such term is defined in Recital B.

         Laws: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules, regulations, judicial opinions and precedential authority in the applicable jurisdiction and including, without limitation, all state, federal and local health care laws and regulations.

         Leases: The collective reference to all leases, subleases and occupancy agreements affecting the Project or any part thereof now existing or hereafter executed (including, without limitation, the Ground Lease and the Sublease) and all amendments, modifications or supplements thereto approved in writing by Lender.

         Lender: As defined in the opening paragraph of this Agreement, and including any successor holder of the Loan from time to time.

         Lender's Consultant: An independent consulting architect, inspector, and/or engineer designated by Lender in Lender's sole discretion.

         Lender's Environmental Consultant: An environmental consultant designated by Lender in Lender's sole discretion.

         Loan:  As defined in Recital G.

         Loan Amount: The maximum amount of the Loan as set forth in Section 4.1(a) as reduced by principal payments made from time to time.

         Loan Documents: The collective reference to this Agreement, the documents and instruments listed in Section 4.2, and all the other documents and instruments entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Borrower's obligations in connection with the transaction contemplated hereunder, each as amended.

         Loan Opening Date: The date the Mortgage has been recorded and all conditions to the initial disbursement of the Loan have been satisfied.

         Major Subcontractor:  Any subcontractor under a Major Subcontract.

         Major Subcontracts: All subcontracts between the General Contractor and any subcontractors and material suppliers which provide for an aggregate contract price equal to or greater than $500,000.00.

         Material Adverse Change or material adverse change: If, in Lender's reasonable discretion, the business prospects, operations or financial condition of a person, entity or property has changed in a manner which could impair the value of Lender's security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

         Maturity Date: December 1, 2006, as the same may be extended by Lender as provided in Section 4.3, or such earlier date on which the Loan shall become due and payable pursuant to the terms hereof.

         Mortgage: A construction leasehold deed of trust, security agreement and fixture filing, executed by Borrower in favor of John M. Nolan as trustee for the benefit of Lender securing this Agreement, the Note, and all obligations of Borrower in connection with the Loan, granting a first priority lien on Borrower's interest in the Improvements and Borrower's leasehold interest in the Project, subject only to the Permitted Exceptions.

         MPT Land Entity:  See Recital C above.

         NHLV:  See Recital A above.

         Note: A promissory note, in the Loan Amount, executed by Borrower and payable to the order of Lender, evidencing the Loan.

         Obligations: All indebtedness, obligations and liabilities of Borrower to Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the advances or the Note or other instruments at any time evidencing any thereof.

         Opening of the Loan or Loan Opening: The first disbursement of Loan proceeds.

         Permitted Exceptions: Those matters listed on Exhibit B to which title to the Project may be subject at the Loan Opening and thereafter such other title exceptions as Lender may reasonably approve in writing.

         Plans and Specifications: Detailed plans and specifications, as approved by Lender, referred to in Section 9.1(f), as modified from time to time in accordance with the terms hereof.

         Post-Construction Lease:  See Section 8.1(a).

         Pro-Forma Projection: A pro forma statement of projected income and expenses of the Project.

         Program Development Agreement: That certain Program Development Agreement dated as of November 1, 2004, between Borrower and HADC relating to the development and construction of the Project.

         Project: The collective reference to (i) Borrower's leasehold interest in the Land pursuant to the Ground Lease and the Sublease, together with all buildings, structures and improvements located or to be located thereon, including the Improvements, (ii) all rights, privileges, easements and hereditaments relating or appertaining thereto, and
(iii) all personal property, fixtures and equipment required or beneficial for the operation thereof.

         Purchase Agreement: That certain Purchase and Sale Agreement dated of even date herewith, between Borrower, as seller, and MPT Land Entity, as purchaser, providing for the sale of the Improvements upon their completion.

         RCRA:  See Section 3.1(m)(i).

         Reciprocal Easement Agreement: That certain Reciprocal Easement Agreement and Declaration of Covenants, Conditions and Restrictions for Development and Operation of the North Cypress Medical Center Campus dated as of June 1, 2005, by and among NHLV, Holdings and Northern Healthcare Land Ventures-II, Ltd., as modified or amended from time to time.

         Release:  See Section 3.1(m)(iii).

         Required Permits: Each building permit, environmental permit, utility permit, land use permit, wetland permit and any other permits, approvals or licenses issued by any Governmental authority which are required in connection with the Construction or operation of the Project.

         SARA:  See Section 3.1(m)(i).

         Soil Report: A soil test report prepared by licensed engineer satisfactory to Lender to the satisfaction of Lender that the soil and subsurface conditions underlying the Project will support the Improvements.

         State:  The state in which the Land is located.

         Subcontracts: Subcontracts for labor or materials to be furnished to the Project.

         Sublease:  See Recital E above.

         Subordination Agreement: That certain Subordination Agreement dated of even date herewith by and among Lender, Borrower, NHLV, MPT Land Entity and Republic National Bank, to be recorded on or about the date hereof in the Real Estate Records of Harris County, Texas.

         Tangible Net Worth: As determined in accordance with Generally Accepted Accounting Principles, the amount by which the value of Borrower's total assets exceeds the sum of Borrower's total liabilities, and less the sum of:

                  (a) the total book value of all assets of Borrower properly classified as intangible assets under Generally Accepted Accounting Principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of Borrower resulting from a revaluation thereof subsequent to the date of the most recent balance sheet of Borrower provided to Lender prior to the Loan Opening.

         Tenant:  The tenant under a Lease.

         Tenant Work: Work that Borrower is obligated to perform pursuant to Leases for individual Tenants in their respective leased premises in the Improvements.

         Title Insurer: First American Title Insurance Company, or such other title insurance company licensed in the State as may be approved in writing by Lender.

         Title Policy: An ALTA Mortgagee's Loan Title Insurance Policy with extended coverage (or the equivalent available in the State) issued by the Title Insurer insuring the lien of the Mortgage as a valid first, prior and paramount lien upon the Project and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions and otherwise satisfying the requirements of Exhibit C attached hereto and made a part hereof.

         Transfer: Any sale, transfer, lease (other than a Lease approved by Lender), conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of the Project or any portion of any other security for the Loan, (b) all or any portion of the Borrower's right, title and interest (legal or equitable) in and to the Project or any portion of any other security for the Loan, or (c) more than a twenty percent (20%) interest in Borrower or any entity which holds an interest in, or directly or indirectly controls, Borrower.

         Unavoidable Delay: Any delay in the construction of the Project, caused by natural disaster, fire, earthquake, floods, explosion, extraordinary adverse weather conditions, inability to procure or a general shortage of labor, equipment, facilities, energy, materials or supplies in the open market, failure of transportation, strikes or lockouts for which Borrower has notified Lender in writing.

2.2      OTHER DEFINITIONAL PROVISIONS.

         All terms defined in this Agreement shall have the same meanings when used in the Note, Mortgage, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement.

                                    ARTICLE 3
                    BORROWER'S REPRESENTATIONS AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES.

         To induce Lender to execute this Agreement and perform its obligations hereunder, Borrower hereby represents and warrants to Lender as follows:

         (a) NHLV and Holdings have good and marketable fee simple title to the Land, subject only to the Permitted Exceptions.

         (b) MPT Land Entity is the owner and holder of the entire interest of the lessee under the Ground Lease, subject to the rights of Borrower under the Sublease. Borrower is the owner and holder of the entire interest of the subtenant under the Sublease. As of the date hereof, the Ground Lease and the Sublease are in full force and effect, and Borrower has no knowledge of any default or event, which, with the passage of time or the giving of notice, or both, would constitute a default by Borrower under the Sublease, or to its knowledge, by MPT Land Entity under the Sublease, or by MPT Land Entity, NHLV or Holdings under the Ground Lease.

         (c) No litigation or proceedings are pending, or to the best of Borrower's knowledge threatened, against Borrower, which could, if adversely determined, cause a Material Adverse Change with respect to Borrower or the Project. There are no Environmental Proceedings and Borrower has no knowledge of any threatened Environmental Proceedings or any facts or circumstances which may give rise to any future Environmental Proceedings.

         (d) Borrower is a duly organized and validly existing limited partnership and has full power and authority to execute, deliver and perform all Loan Documents to which Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower.

         (e) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor or partner of Borrower, is required in connection with the execution, delivery and performance of this Agreement or any of the Loan Documents other than the recordation of the Mortgage, Assignment of Leases and Rents and the filing of UCC-1 Financing Statements, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have an adverse effect on Borrower or which have been obtained as of any date on which this representation is made or remade.

         (f) The execution, delivery and performance of this Agreement, the execution and payment of the Note and the granting of the Mortgage and other security interests under the other Loan Documents have not constituted and will not constitute, upon the giving of notice or lapse of time or both, a breach or default under any other agreement to which Borrower is a party or may be bound or affected, or a violation of any law or court order which may affect the Project, any part thereof, any interest therein, or the use thereof.

         (g) There is no default under this Agreement or the other Loan Documents, nor any condition which, after notice or the passage of time or both, would constitute a default or an Event of Default under said documents.

         (h) (i) No condemnation of any portion of the Project, (ii) no condemnation or relocation of any roadways abutting the Project, and (iii) no proceeding to deny access to the Project from any point or planned point of access to the Project, has commenced or, to the best of Borrower's knowledge, is contemplated by any Governmental Authority.

         (i) The amounts set forth in the Budget present a full and complete itemization by category of all costs, expenses and fees which Borrower reasonably expects to pay or reasonably anticipates becoming obligated to pay to complete the Construction and operate the Project (until the Project achieves breakeven operations). Borrower is unaware of any other such costs, expenses or fees which are material and are not covered by the Budget. Each of the Budget and Construction Schedule is realistic and feasible, and accurate to date.

         (j) Neither the construction of the Improvements nor the use of the Project when completed pursuant to the Plans and Specifications and the contemplated accessory uses will violate (i) any Laws (including healthcare, subdivision, zoning, building, environmental protection and wetland protection
Laws), or (ii) any building permits, restrictions of record, or agreements affecting the Project or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Project is to any extent dependent upon or related to any real estate other than the Land. All Governmental Approvals required for the Construction in accordance with the Plans and Specifications have been obtained or will be obtained prior to the Loan Opening, except for those approved by Lender, and all Laws relating to the Construction and operation of the Improvements have been complied with and all permits and licenses required for the operation of the Project which cannot be obtained until the Construction is completed can be obtained if the Improvements are completed in accordance with the Plans and Specifications. Borrower has furnished Lender with true and complete sets of the Plans and Specifications.

         (k) The Project will have adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of access between the Project and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws.

         (l) No brokerage fees or commissions are payable by Borrower to any person in connection with this Agreement or the Loan to be disbursed hereunder.

         (m) Borrower has obtained the Environmental Report and makes the following representations and warranties:

                  (i) To Borrower's Knowledge, neither Borrower, NHLV, Holdings nor any operator of the Project, or any operations thereon is in violation, or alleged violation, of any judgment, decree, code, order, law, rule of common law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws").

                  (ii) To Borrower's Knowledge, neither Borrower, NHLV nor Holdings has received notice from any third party including, without limitation, any Governmental Authority, (1) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
         (1986); (2) that any Hazardous Material which it has generated, transported or disposed of has been found at any site at, on or under the Project for which a federal, state or local agency or other third party has conducted or has ordered that any of Borrower, NHLV or Holdings conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (3) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

                  (iii) (1) To Borrower's Knowledge, except as disclosed in the Environmental Report provided to Lender on or before the date hereof, (a) no portion of the Project has been used as a landfill or for dumping or for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws, and (b) no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Project that is not in compliance with applicable Environmental Laws;
         (2) in the course of any activities conducted by Borrower or, to Borrower's Knowledge, NHLV, Holdings or any operator of any of the Project, no Hazardous Materials have been generated or are being used on the Project except in the ordinary course of business and in accordance with applicable Environmental Laws; (3) to Borrower's Knowledge, there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Materials on, upon, into or from any of the Project, which Release would have a material adverse effect on the value of any of the Project or adjacent properties or the environment; (4) to Borrower's Knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Project which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Project; and
         (5) to Borrower's Knowledge, any Hazardous Materials that have been generated on the Project have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to Borrower's Knowledge, operating in compliance with such permits and applicable Environmental Laws.

                  (iv) Neither Borrower, NHLV, Holdings nor the Project is subject to any applicable Environmental Law requiring the performance of Hazardous Materials site assessments, or the removal or remediation of Hazardous Materials, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgage or to the effectiveness of any other transactions contemplated hereby.

         (n) All financial statements and other information previously furnished by Borrower to Lender in connection with the Loan are true, complete and correct and fairly present the financial conditions of the subjects thereof as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower has occurred since the respective dates of such statements and information. Borrower has no material liability, contingent or otherwise, not disclosed in such financial statements.

         (o) There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof. The Project is taxed separately without regard to any other property and for all purposes the Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel.

         (p) Except for the Ground Lease, the Sublease and any Leases, which have been provided to and approved by Lender in writing, Borrower, NHLV, Holdings and their agents have not entered into any Leases, subleases or other arrangements for occupancy of space within the Project. True, correct and complete copies of all Leases, as amended, have been delivered to Lender. All Leases are in full force and effect. Neither Borrower nor any Tenant is in default under any Lease and Borrower has disclosed to Lender in writing any material default by the tenant under any Lease. Except for the Leases, there are no material agreements pertaining to or benefiting the Project or the operation or maintenance thereof (including, without limitation, purchase options) other than as described in this Agreement or otherwise disclosed in writing to Lender by Borrower, and no Person has any right or option to acquire the Project or any portion thereof or interest therein.

         (q) When the Construction is completed in accordance with the Plans and Specifications, no building or other improvement will encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Project.

         (r) The Loan is not being made for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

         (s) Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not "plan assets" of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

         (t)      Borrower is not a "foreign person" within the meaning of
Section 1445 or 7701 of the Internal Revenue Code.

         (u) Borrower does not use any trade name other than its actual name set forth herein. The principal place of business of Borrower is as stated in Article 22.

         (v) Borrower's place of formation or organization is the State of Texas.

         (w) All of the representations and warranties made by or on behalf of Borrower or any other party in this Agreement and the other Loan Documents or any document or instrument delivered to Lender pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and Borrower has not failed to disclose such information as is necessary to make such representations and warranties not misleading.

         (x) As of the Loan Opening Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including the Loan to be made hereunder, Borrower is not insolvent on a balance sheet basis such that the sum of Borrower's liabilities exceeds the sum of Borrower's assets, Borrower is able to pay its debts as they become due, and Borrower has sufficient capital to carry on its business.

         (y) None of the officers, trustees, directors, partners or employees of Borrower is presently a party to any transaction with Borrower (other than for services as employees, officers, directors, trustees and partners), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director, partner or such employee or, to Borrower's knowledge, any corporation, partnership, trust or other entity in which any officer, trustee, director, partner or any such employee has a substantial interest or is an officer, director, trustee or partner.

         (z) North Cypress Medical Center Operating Company GP, L.L.C., a Texas limited liability company, is the sole general partner of Borrower.

         (aa) The General Contract is in full force and effect and both Borrower and the General Contractor are in compliance with their respective obligations under the General Contract. The work to be performed by the General Contractor under the General Contract is the work called for by the Plans and Specifications, and all work required to complete the Improvements in accordance with the Plans and Specifications is provided for under the General Contract. The Architect's contract is in full force and effect and both Borrower and the Architect are in compliance with their respective obligations under the Architect's contract. The Program Development Agreement is in full force and effect and both Borrower and HADC are in compliance with their respective obligations under the Program Development Agreement.

3.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         Borrower agrees that all of the representations and warranties set forth in Section 3.1 and elsewhere in this Agreement are true as of the date hereof, will be true at the Loan Opening and, except for matters which have been disclosed by Borrower and approved by Lender in writing, at all times thereafter. Each request for a disbursement under the Loan Documents shall constitute a reaffirmation of such representations and warranties, as deemed modified in accordance with the disclosures made and approved as aforesaid, as of the date of such request. It shall be a condition precedent to the Loan Opening and each subsequent disbursement that each of said representations and warranties is true and correct as of the date of such requested disbursement. Each disbursement of Loan proceeds shall be deemed to be a reaffirmation by Borrower that each of the representations and warranties is true and correct as of the date of such disbursement. In addition, at Lender's request, Borrower shall reaffirm such representations and warranties in writing prior to each disbursement hereunder.

                                    ARTICLE 4
                             LOAN AND LOAN DOCUMENTS

4.1      AGREEMENT TO BORROW AND LEND; LENDER'S OBLIGATION TO DISBURSE.

         Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan, for the purposes and subject to all of the terms, provisions and conditions contained in this Agreement. If Lender consists of more than one party, the obligations of each such party with respect to the amount it has agreed to loan to Borrower shall be several (and not joint and several) and shall be limited to its proportionate share of the Loan and of each advance.

         (a) The principal amount of the Loan shall not exceed the lesser of (i) the fair market value of the Project as set out in the Appraisal of the Project, or (ii) the total replacement cost of the Project as set out in the Budget approved by Lender hereunder. Borrower shall be responsible for any costs necessary to complete Construction in excess of the principal amount of the Loan.

         (b) Lender agrees, upon Borrower's compliance with and satisfaction of all conditions precedent to the Loan Opening and provided the Loan is In Balance, no Material Adverse Change has occurred with respect to Borrower, any Tenant, or the Project and no default or Event of Default has occurred and is continuing hereunder, to open the Loan to fund the costs incurred by Borrower in connection with the development of the Project and the construction of the Improvements, to the extent provided for in the Budget; provided, however, and notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, that Lender shall not advance any of the proceeds of the Loan to fund the acquisition or installation of any personal property or equipment for the Project.

         (c) After the Opening of the Loan, Borrower shall be entitled to receive further successive disbursements of the proceeds of the Loan in accordance with Articles 9, 12 and 13 within ten (10) Business Days after compliance with all conditions precedent thereto, provided that (i) the Loan remains In Balance; (ii) Borrower has complied with all conditions precedent to disbursement from time to time including the requirements of Section 3.2 and Articles 8, 9, 12 and 13; (iii) no Material Adverse Change has occurred with respect to Borrower, any Tenant, or the Project and (iv) no Event of Default and no material default exists hereunder or under any other Loan Document or Lease.

         (d) To the extent that Lender may have acquiesced in noncompliance with any requirements precedent to the Opening of the Loan or precedent to any subsequent disbursement of Loan proceeds, such acquiescence shall not constitute a waiver by Lender, and Lender may at any time after such acquiescence require Borrower to comply with all such requirements.

4.2      LOAN DOCUMENTS.

         Borrower agrees that it will, on or before the Loan Opening Date, execute and deliver to Lender the following documents in form and substance acceptable to Lender:

         (a) The Note.

         (b) The Mortgage.

         (c) The Assignment of Rents.

         (d) The Environmental Indemnity.

         (e) A collateral assignment of construction documents, including, without limitation, the General Contract, The Program Development Agreement, all architecture and engineering contracts, Plans and Specifications, permits, licenses, approvals and development rights, together with consents to the assignment and continuation agreements from the General Contractor, HADC, the Architect, the engineer and other parties reasonably specified by Lender.

         (f) A collateral assignment of the Purchase Agreement.

         (g) A collateral assignment of any management agreement with respect to the Improvements, together with the consent and subordination of the manager identified therein.

         (h) Such UCC financing statements as Lender determines are advisable or necessary to perfect or notify third parties of the security interests intended to be created by the Loan Documents.

         (i) The Subordination Agreement.

         (j) Such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the Loan Documents, and to comply with the laws of the State.

4.3      TERM OF THE LOAN.

         All principal, interest and other sums due under the Loan Documents shall be due and payable in full on the Maturity Date; provided, however, that if the Completion Date has not occurred by the Maturity Date solely as the result of Unavoidable Delay, and no Default or Event of Default is occurring or has occurred under this Agreement or the other Loan Documents and no event has occurred which, with the giving of notice or lapse of time, or both, could become an Event of Default, Lender shall, upon written request of Borrower, extend the Maturity Date through the Completion Date, as extended for Unavoidable Delay in accordance with Section 15.2.

4.4      PREPAYMENTS.

         Borrower shall have the right to make prepayments of the Loan, in whole or in part, without prepayment penalty, upon not less than seven (7) days' prior written notice to Lender. No prepayment of all or part of the Loan shall be permitted unless same is made together with the payment of all interest accrued on the Loan through the date of prepayment and an amount equal to all reasonable attorneys' fees and disbursements incurred by Lender as a result of the prepayment.

4.5      REQUIRED PRINCIPAL PAYMENTS.

         All principal shall be paid on the Maturity Date.

                                    ARTICLE 5
                                    INTEREST

5.1      INTEREST RATE.

         (a) The Loan will bear interest at the Applicable Rate, unless the Default Rate is applicable. Borrower shall pay interest in arrears on the first day of every calendar month in the amount of all interest accrued and unpaid.

         (b) Interest at the Applicable Rate (or Default Rate) shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

5.2      LIMITATION ON INTEREST.

         Notwithstanding anything in this Agreement to the contrary, all agreements between Borrower and the Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no circumstance, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lender exceed the maximum amount permissible under applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lender in excess of the maximum lawful amount, the interest payable to the Lender shall be reduced to the maximum amount permitted under applicable Law; and if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable Law. This section shall control all agreements between Borrower and Lender.

                                    ARTICLE 6
                            COSTS OF MAINTAINING LOAN

6.1      BORROWER WITHHOLDING.

         If by reason of a change in any applicable Laws occurring after the date hereof, Borrower is required by Law to make any deduction or withholding in respect of any taxes (other than taxes imposed on or measured by the net income of Lender or any franchise tax imposed on Lender), duties or other charges from any payment due under the Note to the maximum extent permitted by law, the sum due from Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

                                    ARTICLE 7
                            LOAN EXPENSE AND ADVANCES

7.1      LOAN AND ADMINISTRATION EXPENSES.

         Borrower unconditionally agrees to pay all expenses of the Loan, including all amounts payable pursuant to Sections 7.2, 7.3 and 7.4 and any and all other fees owing to Lender or Lender pursuant to the Loan Documents, and also including, without limiting the generality of the foregoing, all recording, filing and registration fees and charges, mortgage or documentary taxes, all insurance premiums, title insurance premiums and other charges of the Title Insurer, printing and photocopying expenses, survey fees and charges, cost of certified copies of instruments, cost of premiums on surety company bonds and the Title Policy, charges of the Title Insurer or other escrowee for administering disbursements, all fees and disbursements of Lender's Consultant and Lender's Environmental Consultant, all appraisal fees, insurance consultant's fees, travel related expenses and all costs and expenses incurred by Lender in connection with the determination of whether or not Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder and, if any default or Event of Default occurs hereunder or under any of the Loan Documents or if the Loan or Note or any portion thereof is not paid in full when and as due, all costs and expenses of Lender (including, without limitation, court costs and reasonable counsel's fees and disbursements and fees and costs of paralegals) incurred in attempting to enforce payment of the Loan and expenses of Lender incurred (including court costs and reasonable counsel's fees and disbursements and fees and costs of paralegals) in attempting to realize, while a default or Event of Default exists, on any security or incurred in connection with the sale or disposition (or preparation for sale or disposition) of any security for the Loan.

7.2      COMMITMENT FEE.

         Borrower shall pay to Lender on or before the date of this Agreement a commitment fee in the amount of $640,280.00. Lender acknowledges receipt of $100,000.00 of such fee and that only the balance of $540,280.00 shall be due on the Loan Opening Date. Such fee is fully earned and non-refundable.

7.3      INSPECTION FEE.

         Borrower shall pay to Lender on the Loan Opening Date a fee of $75,000.00 to cover the costs of Lender's inspection of the Construction. Such fee is fully earned and non-refundable.

7.4      LENDER'S ATTORNEYS' FEES AND DISBURSEMENTS.

         Borrower agrees to pay all reasonable Lender's attorneys' fees and disbursements incurred in connection with this Loan, including (i) the preparation of this Agreement and the other Loan Documents and the preparation of the closing binders, (ii) the disbursement and administration of the Loan and
(iii) the enforcement of the terms of this Agreement and the other Loan
Documents.

7.5      TIME OF PAYMENT OF FEES AND EXPENSES.

         Borrower shall pay all expenses and fees incurred by Lender of the Loan Opening on the Loan Opening Date (unless sooner required herein). At the time of the Opening of the Loan, Lender may pay from the proceeds of the initial disbursement of the Loan (to the extent provided for in the Budget) all Loan expenses. Lender may require the payment of Lender's outstanding fees and expenses as a condition to any disbursement of the Loan. Lender is hereby authorized, without any specific request or direction by Borrower, to make disbursements from time to time in payment of or to reimburse Lender for all Loan expenses and fees (whether or not, at such time, there may be any undisbursed amounts of the Loan allocated in the Budget for the same).

7.6      EXPENSES AND ADVANCES SECURED BY LOAN DOCUMENTS.

         Any and all advances or payments made by Lender under this Article 7 from time to time, and any amounts expended by Lender pursuant to Section 20.1(a), shall, as and when advanced or incurred, constitute additional indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents.

7.7      RIGHT OF LENDER TO MAKE ADVANCES TO CURE BORROWER'S DEFAULTS.

         In the event that Borrower fails to perform any of Borrower's covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (including the obligation to pay accrued interest upon the Loan when due) (after the expiration of applicable grace periods, except in the event of an emergency or other exigent circumstances), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any amounts expended by Lender in so doing shall constitute additional indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents and shall bear interest at a rate per annum equal to the Applicable Rate (or Default Rate following an Event of Default).



                                    ARTICLE 8
                     NON-CONSTRUCTION REQUIREMENTS PRECEDENT
                           TO THE OPENING OF THE LOAN

8.1      NON-CONSTRUCTION CONDITIONS PRECEDENT.

         Borrower agrees that Lender's obligation to open the Loan and thereafter to make further disbursements of proceeds thereof is conditioned upon Borrower's delivery, performance and satisfaction of the following conditions precedent in form and substance satisfactory to Lender in its reasonable discretion:

         (a) Equity: Borrower shall have provided evidence reasonably satisfactory to Lender that Borrower's Tangible Net Worth is not less than those amounts required under Section 16.2(a) of that certain Lease Agreement (Post-Construction) dated of even date herewith between MPT Land Entity and Borrower (the "Post-Construction Lease").

         (b) Loan Documents: Borrower shall have delivered to Lender fully executed counterparts of this Agreement and the other Loan Documents.

         (c) Ground Lease; Sublease: Borrower shall have delivered to Lender copies of the fully executed Ground Lease and Sublease and estoppel agreements from Holdings and NHLV with respect thereto;

         (d) Purchase Agreement; Reciprocal Easement Agreement: Borrower shall have furnished to Lender the fully executed Purchase Agreement and Reciprocal Easement Agreement (which Reciprocal Easement Agreement shall be promptly recorded in the Real Estate Records of Harris County, Texas);

         (e) Title Policy and Other Documents: Borrower shall have furnished to Lender the Title Policy meeting the requirements set out in Exhibit C attached hereto, together with legible copies of all title exception documents cited in the Title Policy and all other legal documents affecting the Project or the use thereof;

         (f) Survey: Borrower shall have furnished to Lender a ALTA/ACSM "Class A" Land Title Survey of the Project dated no earlier than ninety (90) days prior to the Loan Opening and including the legal description of the Land;

         (g) Insurance Policies: Borrower shall have furnished to Lender not less than ten (10) days prior to the date of this Agreement policies or binders evidencing that insurance coverages are in effect with respect to the Project and Borrower, in accordance with the Insurance Requirements attached hereto as Exhibit D, for which the premiums have been fully prepaid with endorsements satisfactory to Lender.

         (h) Litigation: No litigation or proceedings shall be pending or threatened which could or might cause a Material Adverse Change with respect to Borrower, any Tenant, or the Project;

         (i) Utilities: Borrower shall have furnished to Lender (by way of utility letters or otherwise) evidence establishing to the satisfaction of Lender that the Project when constructed will have adequate water supply, storm and sanitary sewerage facilities, telephone, gas, electricity, fire and police protection, means of ingress and egress to and from the Project and public highways and any other required public utilities and that the Project is benefited by insured easements as may be required for any of the foregoing;

         (j) Attorney Opinions: Borrower shall have furnished to Lender an opinion from counsel for Borrower covering due authorization, execution and delivery and enforceability of the Loan Documents and also containing such other legal opinions as Lender shall require;

         (k) Appraisal: Lender shall have obtained an Appraisal in an amount at least equal to the Loan Amount (based upon the Project's stabilized value upon completion of construction) which Appraisal is satisfactory to Lender in all respects;

         (l) Searches: Borrower shall have furnished to Lender current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements filed in each place UCC Financing Statements are to be filed hereunder, demonstrating the absence of adverse claims;

         (m) Financial Statements: Borrower shall have furnished to Lender current annual financial statements of Borrower, the General Contractor and such other persons or entities connected with the Loan as Lender may request, each in form and substance and certified by such individual as acceptable to Lender. Borrower shall provide such other additional financial information Lender reasonably requires;

         (n) Pro Forma Projection: Borrower shall have furnished to Lender a Pro Forma Projection covering the succeeding five year period;

         (o) Management Agreements: Borrower shall have delivered to Lender executed copies of any leasing, management and development agreements entered into by Borrower in connection with the Construction and/or the operation of the Project;

         (p) Flood Hazard: Lender has received evidence that the Project is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or flood hazard insurance acceptable to Lender in its sole discretion;

         (q) Organizational Documents: Borrower shall have furnished to Lender proof satisfactory to Lender of authority, formation, organization and good standing in the State of its incorporation or formation and, if applicable, qualification as a foreign entity in good standing in the state of its incorporation or formation, of all corporate, partnership, trust and limited liability company entities (including Borrower) executing any Loan Documents, whether in their own name or on behalf of another entity. Borrower shall also provide certified resolutions in form and content satisfactory to Lender, authorizing execution, delivery and performance of the Loan Documents by Borrower, and such other documentation as Lender may reasonably require to evidence the authority of the persons executing the Loan Documents;

         (r) No Defaults: There shall be no uncured Event of Default by Borrower hereunder nor any event, circumstance or condition which with notice or passage of time or both would be an event of default;

         (s) Easements: Borrower shall have furnished written agreements from the holders of all easements or rights of way whose easements or rights of way will be encroached upon by the Construction confirming that said holders consent to the moving of the easement or right of way to a location where it will not be encroached upon by the Construction; and

         (t) Additional Documents: Borrower shall have furnished to Lender such other materials, documents, papers or requirements regarding the Project, Borrower and any Tenant as Lender shall reasonably request.

                                    ARTICLE 9
                       CONSTRUCTION REQUIREMENTS PRECEDENT
                           TO THE OPENING OF THE LOAN

9.1      REQUIRED CONSTRUCTION DOCUMENTS.

         Borrower shall cause to be furnished to Lender the following, in form and substance satisfactory to Lender and Lender's Consultant in all respects, for Lender's approval in its reasonable discretion prior to the Opening of the
Loan:

         (a) Fully executed copies of the following, each satisfactory to Lender and Lender's Consultant in all respects: (i) a fixed or guaranteed maximum price contract with the General Contractor; (ii) copies of all Major Subcontracts;
(iii) the Program Development Agreement; and (iv) all contracts with architects and engineers;

         (b) A schedule of values, including a trade payment breakdown, setting forth a description of all contracts let by Borrower and/or the General Contractor for the design, engineering, construction and equipping of the Improvements;

         (c) An initial sworn statement of the General Contractor, HADC, Architect and Lender's Consultant covering all work done and to be done, together with lien waivers covering all work and materials for which payments have been made by Borrower prior to the Loan Opening;

         (d) Bonds in favor of Lender guaranteeing all of the obligations of General Contractor under the General Contract and the obligations of such Major Subcontractors as are designated by Lender;

         (e) Copies of each of the Required Permits, except for those Required Permits, approvals or licenses for operation of the Project which cannot be issued until completion of Construction, in which event such Required Permits will be obtained by Borrower on a timely basis in accordance with all recorded maps and conditions, and applicable building, land use, zoning and environmental codes, statutes and regulations and will be delivered to Lender at the earliest possible date. In all events the Required Permits to be delivered prior to the Opening of the Loan shall include full building permits.

         (f) Full and complete detailed Plans and Specifications for the Improvements in triplicate, prepared by the Architect;

         (g) The Construction Schedule;

         (h) The Soil Report;

         (i) The Environmental Report, which shall, at a minimum, (i) demonstrate the absence of any existing or potential Hazardous Material contamination or violations of environmental Laws at the Project, except as acceptable to Lender in its sole and absolute discretion, (ii) include the results of all sampling or monitoring to confirm the extent of existing or potential Hazardous Material contamination at the Project, including the results of leak detection tests for each underground storage tank located at the Project, if any, (iii) describe response actions appropriate to remedy any existing or potential Hazardous Material contamination, and report the estimated cost of any such appropriate response, (iv) confirm that any prior removal of Hazardous Material or underground storage tanks from the Project was completed in accordance with applicable Laws, and (v) confirm whether or not the Land is located in a wetlands district;

         (j) A report from Lender's Consultant, which contains an analysis of the Plans and Specifications, the Budget, the Construction Schedule, the General Contract, the Program Development Agreement, all subcontracts then existing and the Soil Report. Such report shall be solely for the benefit of Lender and each Lender and contain (i) an analysis satisfactory to Lender demonstrating the adequacy of the Budget to complete the Project and (ii) a confirmation that the Construction Schedule is realistic. Lender's Consultant shall monitor construction of the Project and shall visit the Project at least one (1) time each month, and shall certify as to amounts of construction costs for all requested fundings;

         (k) Certificates from each of the General Contractor, HADC, Architect and engineer in favor of Lender, consenting to the assignment of their respective contracts to Lender and certifying as to such other items as shall be requested by Lender;

         (l) Written agreements from the holders of all easements or rights of way whose easements or rights of way will be encroached upon by the Construction confirming that said holders consent to the moving of the easement or right of way to a location where it will not be encroached upon by the Construction;

         (m) Certification from the Architect or the engineer as to the Plans and Specifications; and

         (n) Such other papers, materials and documents as Lender may require with respect to the Construction.

                                   ARTICLE 10
                           BUDGET AND CONTINGENCY FUND

10.1     BUDGET.

         Disbursement of the Loan shall be governed by the Budget for the Project, in form and substance acceptable to Lender in Lender's reasonable discretion. The Budget shall specify all costs and expenses of every kind and nature whatever to be incurred by Borrower in connection with the Project. The Budget shall include, in addition to the Budget Line Items described in Section
10.2 below, the Contingency Fund described in Section 10.3 below, and amounts satisfactory to Lender for soft costs and other reserves acceptable to Lender. The initial Budget is attached hereto as Exhibit E and made a part hereof. Once the Budget is approved by Lender all changes to the Budget shall in all respects be subject to the prior written approval of Lender. Changes in the scope of construction work or to any construction related contract must be documented with a change order on the AIA Form G 701 or equivalent form

10.2     BUDGET LINE ITEMS.

         The Budget shall include as line items ("Budget Line Items") to the extent determined to be applicable by Lender in its reasonable discretion, the cost of all labor, materials, equipment, fixtures and furnishings needed for the completion of the Construction, and all other costs, fees and expenses relating in any way whatsoever to the Construction of the Improvements, leasing commissions, tenant improvements and tenant allowances, operating deficits, real estate taxes, and all other sums due in connection with Construction and operation of the Project, the Loan, and this Agreement. Borrower agrees that all Loan proceeds disbursed by Lender shall be used only for the Budget Line Items for which such proceeds were disbursed.

         Lender shall not be obligated to disburse any amount for any category of costs set forth as a Budget Line Item, which is greater than the amount set forth for such category in the applicable Budget Line Item. Borrower shall pay as they become due all amounts set forth in the Budget with respect to costs to be paid for by Borrower.

10.3     CONTINGENCY FUND.

         The Budget shall contain a Budget Line Item designated for the Contingency Fund. Borrower may from time to time request that the Contingency Fund be reallocated to pay needed costs of the Project. Such requests shall be subject to Lender's written approval in its reasonable discretion.

         Borrower agrees that the decision with respect to utilizing portions of the Contingency Fund in order to keep the Loan "In Balance" shall be made by Lender in its reasonable discretion, and that Lender may require Borrower to make a Deficiency Deposit even if funds remain in the Contingency Fund.

10.4     OPTIONAL METHOD FOR PAYMENT OF INTEREST.

         For Borrower's benefit, the Budget includes a Budget Line Item for interest. Borrower hereby authorizes Lender from time to time, for the mutual convenience of Lender and Borrower, to disburse Loan proceeds to pay all the then accrued interest on the Note, regardless of whether Borrower shall have specifically requested a disbursement of such amount. Any such disbursement, if made, shall be added to the outstanding principal balance of the Note and shall, when disbursed, bear interest at the Applicable Rate. The authorization hereby granted, however, shall not obligate Lender to make disbursements of the Loan for interest payments (except upon Borrower's qualifying for and requesting disbursement of that portion of the proceeds of the Loan allocated for such purposes in the Budget) nor prevent Borrower from paying accrued interest from its own funds.

                                   ARTICLE 11
                               SUFFICIENCY OF LOAN

11.1     LOAN IN BALANCE.

         Anything contained in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that, in Lender's reasonable discretion, the Loan shall at all times be "In Balance", on a Budget line item and an aggregate basis. The Loan shall be deemed to be "In Balance" in the aggregate only when the total of the undisbursed portion of the Loan less the Contingency Fund (subject to Borrower's reallocation rights under Section 10.3), equals or exceeds the aggregate of (a) the costs required to complete the construction of the Project in accordance with the Plans and Specifications and the Budget, including, without limitation, all Tenant Work required to be performed by Borrower or tenant allowances to be paid for by Borrower under Leases or reasonably anticipated for unleased space; (b) the amounts to be paid as retainages to persons who have supplied labor or materials to the Project; (c) the amount required to pay interest on the Loan through the Maturity Date; and
(d) all other hard and soft costs not yet paid for in connection with the Project, as such costs and amounts described in clauses (a), (b), (c) and (d) may be estimated and/or approved in writing by Lender from time to time. Borrower agrees that if for any reason, in Lender's reasonable discretion, the amount of such undistributed Loan proceeds shall at any time be or become insufficient for such purpose regardless of how such condition may be caused, Borrower will, within ten (10) days after written request by Lender, deposit the deficiency with Lender ("Deficiency Deposit"). The Deficiency Deposit shall first be exhausted before any further disbursement of Loan proceeds shall be made. Lender shall not be obligated to make any Loan disbursements if and for as long as the Loan is not "In Balance".

                                   ARTICLE 12
                        CONSTRUCTION PAYOUT REQUIREMENTS

12.1     APPLICABILITY OF SECTIONS.

         The provisions contained in this Article 12 shall apply to the Opening of the Loan and to all disbursements of proceeds during Construction.

12.2     MONTHLY PAYOUTS.

         After the Opening of the Loan, further disbursements shall be made during Construction from time to time as the Construction progresses, but no more frequently than once in each calendar month. At Lender's option, disbursements may be made by Lender into an escrow and subsequently disbursed to Borrower by the Title Insurer. If such option is exercised, those Loan proceeds shall be deemed to be disbursed to Borrower from the date of deposit into that escrow and interest shall accrue on those proceeds from that date. All conditions precedent to the closing set forth in Articles 8 and 9 above and any prior advance under this Article 12 shall continue to be satisfied as the drawdown date of such subsequent advance. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the drawdown date of such advance, and on the drawdown date of such advance there shall exist no Default or Event of Default.

12.3     PRIOR CONDITIONS SATISFIED.

         All conditions precedent to the closing set forth in Articles 8 and 9 above and any prior advance under this Article 12 shall continue to be satisfied as of the drawdown date of such subsequent advance. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the drawdown date of such advance, and on the drawdown date of such advance there shall exist no Default or Event of Default.

12.4     DOCUMENTS TO BE FURNISHED FOR EACH DISBURSEMENT.

         As a condition precedent to each disbursement of the Loan proceeds (including the initial disbursement at the Opening of the Loan), Borrower shall furnish or cause to be furnished to Lender the following documents covering each disbursement, in form and substance satisfactory to Lender:

         (a) A completed Borrower's Certificate in the form of Exhibit F attached hereto and made a part hereof and a completed Soft and Hard Cost Requisition Form in the form of Exhibit G attached hereto and made a part hereof, each executed by the Authorized Representative;

         (b) A completed standard AIA Form G702 and Form G703 signed by the General Contractor, HADC and the Architect, together with General Contractor's sworn statements and unconditional waivers of lien, and all subcontractors', material suppliers' and laborers' conditional waivers of lien, covering all work, to be paid with the proceeds of the prior draw requests, together with such invoices, contracts or other supporting data as Lender may require to evidence that all costs for which disbursement is sought have been incurred;

         (c) An endorsement to the Title Policy issued to Lender covering the date of disbursement and showing the Mortgage as a first, prior and paramount lien on the Project subject only to the Permitted Exceptions and real estate taxes that have accrued but are not yet due and payable and particularly that nothing has intervened to affect the validity or priority of the Mortgage;

         (d) Copies of any executed Change Orders on standard AIA G701 form, which have not been previously furnished to Lender;

         (e) Copies of all construction contracts (including subcontracts) which have been executed since the last disbursement, together with any Bonds obtained or required to be obtained with respect thereto;

         (f)      All Required Permits;

         (g) Satisfactory evidence that all Government Approvals have been obtained for development of the Project; and

         (h) Such other instruments, documents and information as Lender or the Title Insurer may reasonably request.

         Disbursements shall be made approximately ten (10) days after receipt of all information required by Lender to approve the requested disbursements.

12.5     RETAINAGES.

         At the time of each disbursement of Loan proceeds, ten percent (10%) of the total amount then due the General Contractor and the various contractors, subcontractors and material suppliers for costs of the Construction shall be withheld from the amount disbursed. The retained Loan amounts for the Construction costs will be disbursed only at the time of the final disbursement of Loan proceeds under Article 13 below; provided, however, upon the satisfactory completion of one hundred percent (100%) of the work with respect to any trade (including any trade performed by the General Contractor) or the delivery of all materials pursuant to a purchase order in accordance with the Plans and Specifications as certified by the Architect and the Lender's Consultant, Lender may decide on a case by case basis (but shall not be obligated) to permit retainages with respect to such trade or order, as the case may be, to be disbursed to Borrower upon the Lender's Consultant's approval of all work and materials and Lender's receipt of a final waiver of lien with respect to such completed work or delivered materials.

12.6     DISBURSEMENTS FOR MATERIALS STORED ON-SITE.

         Any requests for disbursements which in whole or in part relate to materials, which Borrower owns and which are not incorporated into the Improvements as of the date of the request for disbursement, but are to be temporarily stored at the Project, must be accompanied by evidence satisfactory to Lender that (i) such stored materials are included within the coverages of insurance policies carried by Borrower,
(ii) the ownership of such materials is vested in Borrower free of any liens and claims of third parties, (iii) such materials are properly insured and protected against theft or damage, (iv) the materials used in the Construction are not commodity items but are uniquely fabricated for the Construction, (v) the Lender's Consultant has viewed and inspected the stored materials, and (vi) in the opinion of the Lender's Consultant, the stored materials are physically secured and can be incorporated into the Project within forty five (45) days from the date of the request. Lender may require separate Uniform Commercial Code financing statements to cover any such stored materials.

12.7     DISBURSEMENTS FOR OFFSITE MATERIALS.

         Lender may in its sole discretion, but shall not be obligated to, make disbursements for materials stored off-site, in which event all of the requirements of Section 12.5 shall be applicable to such disbursement as well as any other requirements which Lender may, in its sole discretion, determine are appropriate under the circumstances.

12.8     DISBURSEMENTS FOR TENANT WORK AND ALLOWANCES.

         Lender shall not be obligated to make any disbursements for tenant allowances or Tenant Work unless the applicable Tenant has accepted the premises demised by its Lease, is in occupancy and paying rent, all opening and co-tenancy requirements in its Lease are then satisfied, and all required certificates of occupancy or other permits have been issued with respect to such demised premises. These requirements shall apply notwithstanding any contrary requirements of any Lease. Lender may in its sole discretion agree to make interim disbursements for Tenant Work or tenant allowances for credit tenants whose financial condition and Lease terms are satisfactory to Lender.

         (a) The first request for disbursement for Tenant Work in connection with a specific leased space in the Project shall be accompanied by the following, all of which shall be subject to the approval of Lender:

                  (i) copies of all contracts, if not previously delivered to Lender, for the performance of such Tenant Work;

                  (ii) a cost breakdown for each trade performing Tenant Work in such leased space, and an estimated commencement and completion date;

                  (iii) an estimate of all direct costs of the Tenant Work to be performed in such leased space which has not been contracted for or made subject to a work order or order to proceed;

                  (iv) plans and specifications for the leased space, together with a certificate from an architect acceptable to Lender that such plans and specifications comply with all Laws affecting the Project and the lease covering such leased space; and

                  (v) a fully executed Lease approved by Lender covering such leased space.

                                   ARTICLE 13
                       FINAL DISBURSEMENT FOR CONSTRUCTION

13.1     FINAL DISBURSEMENT FOR CONSTRUCTION.

         Lender will advance to Borrower the final disbursement for the cost of the Construction (including retainages) when the following conditions have been complied with, provided that all other conditions in this Agreement for disbursements have been complied with:

         (a) The Improvements have been fully completed and equipped in accordance with the Plans and Specifications free and clear of mechanics' liens and security interests and are ready for occupancy;

         (b) Borrower shall have furnished to Lender "all risks" casualty insurance in form and amount and with companies satisfactory to Lender in accordance with the requirements contained herein;

         (c) Borrower shall have furnished to Lender copies of all licenses and permits required by any Governmental Authority having jurisdiction for the occupancy of the Improvements and the operation thereof, including a certificate of occupancy from the municipality in which the Project is located, or a letter from the appropriate Governmental Authority that no such certificate is issued;

         (d) All Tenants shall have executed acknowledgments of acceptance of their respective premises in form and substance acceptable to Lender;

         (e) Borrower shall have furnished a plat of survey covering the completed Improvements in compliance with Section 8.1(f);

         (f) All fixtures, furnishings, furniture, equipment and other property required for the operation of the Project shall have been installed free and clear of all liens and security interests, except in favor of Lender;

         (g) Borrower shall have furnished to Lender copies of all final waivers of lien and sworn statements from contractors, subcontractors and material suppliers and an affidavit from the General Contractor in accordance with the mechanic's lien law of the State or as otherwise established by Lender;

         (h) Borrower shall have furnished to Lender a certificate from the Architect or other evidence satisfactory to Lender dated at or about the Completion Date stating that (i) the Improvements have been completed in accordance with the Plans and Specifications, and (ii) the Improvements as so completed comply with all applicable Laws;

         (i) Lender shall have received a certificate from the Lender's Consultant for the sole benefit of Lender that the Improvements have been satisfactorily completed in accordance with the Plans and Specifications; and

         (j) Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the drawdown date of the final disbursement, and on the drawdown date of the final disbursement, there shall exist no Default or Event of Default.

         If Borrower fails to comply with and satisfy any of the final disbursement conditions contained in this Section 13.1 within sixty (60) days after the Completion Date, such failure shall constitute an Event of Default hereunder.

                                   ARTICLE 14
                                    RESERVED


                                   ARTICLE 15
                                 OTHER COVENANTS

15.1     OPENING OF LOAN ON OR PRIOR TO LOAN OPENING DATE.

         All conditions precedent to the Opening of the Loan shall be complied with on or prior to the Loan Opening Date. If such conditions are not complied with as of the Loan Opening Date, Lender may terminate Lender's obligation to fund the Loan by written notice to Borrower.

15.2     CONSTRUCTION OF IMPROVEMENTS.

         The Improvements shall be constructed and fully equipped in a good and workmanlike manner with materials of high quality, strictly in accordance with all applicable Laws and the Plans and Specifications (or in accordance with any changes therein that may be approved in writing by Lender or as to which Lender's approval is not required), and such construction and equipping will be commenced on or before the Construction Commencement Date and prosecuted with due diligence and continuity in accordance with the Construction Schedule and fully completed not later than the Completion Date. The Completion Date shall be extended in writing by Lender by the number of days resulting from any Unavoidable Delay in the construction of the Project, (but under no circumstances shall Lender be obligated to extend the Completion Date beyond sixty (60) days immediately following the date of the issuance of a final certificate of occupancy for the Improvements by the appropriate Governmental Authority), provided that Lender shall not be obligated to grant any such extension unless (i) Borrower gives notice of such delay to Lender within ten
(10) days of learning of the event resulting in such delay, (ii) after giving effect to the consequences of such delay, the Loan shall remain "In Balance" and
(iii) such delay is permitted under each of the Leases, or Borrower obtains a written extension from each Tenant whose Lease does not permit such delay.

15.3     CHANGES IN PLANS AND SPECIFICATIONS.

         No changes will be made in the Plans and Specifications without the prior written approval of Lender; provided, however, that Borrower may make changes to the Plans and Specifications if (i) Borrower notifies Lender in writing of such change within seven (7) days thereafter; (ii) Borrower obtains the approval of all parties whose approval is required, including any Tenants under Leases, sureties, and any Governmental Authority to the extent approval from such parties is required; (iii) the structural integrity of the Improvements is not impaired; (iv) no material change in architectural appearance is effected; (v) the performance of the mechanical, electrical, and life safety systems of the Improvements is not affected; and (vi) the cost of or reduction resulting from any one such change does not exceed $50,000 or when added to other changes not requiring Lender's approval, the resulting aggregate cost or reduction does not exceed $500,000.

15.4     INSPECTION BY LENDER.

         Borrower will cooperate with Lender in arranging for inspections by representatives of Lender of the progress of the Construction from time to time including an examination of (i) the Improvements, (ii) all materials to be used in the Construction, (iii) all plans and shop drawings which are or may be kept at the construction site, (iv) any contracts, bills of sale, statements, receipts or vouchers in connection with the Improvements, (v) all work done, labor performed, materials furnished in and about the Improvements, (vi) all books, contracts and records with respect to the Improvements, and (vii) any other documents relating to the Improvements or the Construction. Borrower shall cooperate with Lender's Consultant to enable him to perform his functions hereunder and will promptly comply with Lender's requirements and remove any dissatisfaction regarding the Construction of the Improvements or the progress thereof.

15.5     MECHANICS' LIENS AND CONTEST THEREOF.

         Borrower will not suffer or permit any mechanics' lien claims to be filed or otherwise asserted against the Project or any funds due to the General Contractor, and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Borrower posts a statutory lien bond which removes such lien from title to the Project within twenty (20) days of written notice by Lender to Borrower of the existence of the lien and Borrower has satisfied all of the requirements under the Sublease to the contesting of liens. Lender will not be required to make any further disbursements of the proceeds of the Loan until any mechanics' lien claims have been removed and Lender may, at its option, restrict disbursements to reserve sufficient sums to pay 150% of the lien.

15.6     SETTLEMENT OF MECHANICS' LIEN CLAIMS.

         If Borrower shall fail promptly either (i) to discharge any such lien, or (ii) post a statutory lien bond in the manner provided in Section 15.5 Lender may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurer, and any amounts so expended by

Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

15.7     RENEWAL OF INSURANCE.

         Borrower shall timely pay all premiums on all insurance policies required hereunder, and as and when additional insurance is required, from time to time, during the progress of Construction, and as and when any policies of insurance may expire, furnish to Lender, premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts satisfactory to Lender in accordance with Section 8.1(g).

15.8     PAYMENT OF TAXES.

         Borrower shall pay all real estate taxes and assessments and charges of every kind upon the Project before the same become delinquent, provided, however, that Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Project or any part thereof or any interest therein, (ii) Borrower has notified Lender of Borrower's intent to contest such taxes, (iii) Borrower has deposited security in form and amount satisfactory to Lender, in its sole discretion, and has increased the amount of such security so deposited promptly after Lender's request therefore, and (iv) Borrower has satisfied all of the requirements of the Sublease to the contesting of taxes. If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note). Borrower shall furnish to Lender evidence that taxes are paid at least five (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest. Following the Loan Opening Date, Borrower shall diligently obtain the assessment of the Land separate and apart from any other real property and improvements and shall provide Lender with evidence of such separate assessment in form reasonably acceptable to Lender.

15.9     ESCROW ACCOUNTS.

         Borrower shall, following the written request of Lender or upon the occurrence of any Event of Default, make insurance and tax escrow deposits, in amounts reasonably determined by Lender from time to time as being needed to pay taxes and insurance premiums when due, in an interest bearing escrow account held by Lender in Lender's name and under its sole dominion and control. All payments deposited in the escrow account, and all interest accruing thereon, are pledged as additional collateral for the Loan. Notwithstanding Lender's holding of the escrow account, nothing herein shall obligate Lender or any Lender to pay any insurance premiums or real property taxes with respect to any portion of the Project unless the Event of Default has been cured to the satisfaction of Lender. If the Event of Default has been satisfactorily cured, Lender shall make available to Borrower such funds as may be deposited in the escrow account from time to time for Borrower's payment of insurance premiums or real property taxes due with respect to the Project.

15.10    PERSONAL PROPERTY.

         All of Borrower's personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the Construction or the operation of the Project shall always be located at the Project and, unless the prior written consent of Lender is first obtained, shall be kept free and clear of all liens, encumbrances and security interests.

15.11    LEASING RESTRICTIONS.

         Without the prior written consent of Lender, Borrower and Borrower's agents shall not (i) enter into any additional Leases, (ii) modify, amend or terminate any Lease, or (iii) accept any rental payment in advance of its due date. Borrower shall provide Lender with a copy of all Leases no less than ten
(10) days prior to execution of such Leases. Borrower shall provide Lender with a copy of the fully executed original of all Leases promptly following their execution.

15.12    DEFAULTS UNDER LEASES.

         Borrower will not suffer or permit any breach or default to occur in any of Borrower's obligations under any of the Leases nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement of any Lease including those with respect to any time limitation within which any of Borrower's work is to be done or the space is to be available for occupancy by the lessee. Borrower shall notify Lender promptly in writing in the event a Tenant commits a material default under a Lease or upon the occurrence of a default by any party under the Ground Lease or Sublease. Upon request, Borrower will provide a certificate in form acceptable to Lender that no event of default as defined in the Ground Lease or Sublease then exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute a default thereunder.

15.13    LENDER'S ATTORNEYS' FEES FOR ENFORCEMENT OF AGREEMENT.

         In case of any default or Event of Default hereunder, Borrower (in addition to Lender's reasonable attorneys' fees, if any, to be paid pursuant to
Section 7.3) will pay Lender's reasonable attorneys' and paralegal fees (including, without limitation, any attorney and paralegal fees and costs incurred in connection with any litigation or bankruptcy or administrative hearing and any appeals therefrom and any post-judgment enforcement action including, without limitation, supplementary proceedings) in connection with the enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel (whether or not any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted) for advice or other representation with respect to the Project, this Agreement, or any of the other Loan Documents, or to protect, collect, lease, sell, take possession of, or liquidate any of the Project, or to attempt to enforce any security interest or lien in any portion of the Project, or to enforce any rights of Lender or Borrower's obligations hereunder, then in any of such events all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto (including fees and costs of paralegals), shall constitute an additional liability owing by Borrower to Lender, payable on demand.

15.14    APPRAISALS.

         Lender shall have the right to obtain a new or updated Appraisal of the Project from time to time. Borrower shall cooperate with Lender in this regard. If the Appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or if an Event of Default exists, Borrower shall pay for any such Appraisal upon Lender's request.

15.15    FINANCIAL INFORMATION.

         Borrower shall deliver or cause to be delivered to Lender on a continuing basis during the term of the Loan, within the times as hereinafter set forth, the following:

         (a) Within ninety (90) days after the end of each year, beginning with the year ending December 31, 2005, audited GAAP-basis financial statements of Borrower and the Project by a nationally-recognized accounting firm or an independent certified public accounting firm reasonably acceptable to Lender; plus

                  (i) Within forty-five (45) days after the end of each quarter, current financial statements of Borrower and the Project, on a quarterly, year-to-date, and prior year comparable basis, certified by Borrower to be true and correct;

                  (ii) Within thirty (30) days after the end of each month, current operating statements of the Project certified by Borrower to be true and correct; and

                  (iii) Such other financial and operating statements and analyses as Lender may reasonably request.

         (b) Upon request, a certificate, in form acceptable to Lender, that no Default of Event of Default has occurred.

         (c) Within ten (10) days of receipt, any and all notices (regardless of form) from any and all licensing or certifying agencies that any license or certification, including, without limitation, the Medicare or Medicaid certification of the Project, is being downgraded, revoked, or suspended or that action is pending or being considered to downgrade, revoke, or suspend the Project's license or certification.

         (d) Lender reserves the right to require such other financial information from Borrower at such other times as it shall deem reasonably necessary. All financial statements must be in such form and detail as Lender shall from time to time, but not unreasonably, request.

15.16    SIGN AND PUBLICITY.

         Upon Lender's request, Borrower shall promptly erect a sign approved in advance by Lender in a conspicuous location on the Project during the Construction indicating that the financing for the Project is provided by Lender. Lender reserves the right to publicize the making of the Loan.

15.17    LOST NOTE.

         Upon Lender's furnishing to Borrower an affidavit to such effect, Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new note containing the same terms and conditions as the Note.

15.18    DEFAULTS.

         Borrower will promptly notify Lender in writing of the occurrence of any Default or Event of Default, specifying the nature and existence of such Default or Event of Default and what action Borrower is taking or proposes to take with respect thereto.

15.19    NO ADDITIONAL DEBT.

         Except for the Loan, Borrower shall not incur any indebtedness (whether personal or nonrecourse, secured or unsecured) other than secured, non-recourse equipment financing and customary trade payables paid within sixty (60) days after they are incurred.

15.20    COMPLIANCE WITH LAWS AND AGREEMENTS.

         Borrower shall comply with all applicable requirements (including applicable Laws) of any Governmental Authority having jurisdiction over Borrower or the Project. Borrower shall comply with the terms and provisions of the Sublease, Purchase Agreement, Reciprocal Easement Agreement and any other agreements, declarations or restrictions to which Borrower or the Project is subject.

15.21    ORGANIZATIONAL DOCUMENTS.

         Borrower shall not, without the prior written consent of Lender, which will not be unreasonably withheld, permit or suffer (i) a material amendment or modification of its organizational documents, (ii) the admission of any new partner, or (iii) any dissolution or termination of its existence.

15.22    FURNISHING REPORTS.

         Upon Lender's request, Borrower shall provide Lender with copies of all inspections, reports, test results and other information received by Borrower, which in any way relate to the Project or any part thereof.

15.23    MANAGEMENT CONTRACTS.

         Borrower shall not enter into, modify, amend, terminate or cancel any management contracts for the Project or agreements with agents or brokers, without the prior written approval of Lender.

15.24    FURNISHING NOTICES.

         Borrower shall provide Lender with copies of all material notices pertaining to the Project received by Borrower from any Tenant, Governmental Authority or insurance company within seven (7) days after such notice is received.

15.25    CONSTRUCTION CONTRACTS.

         Borrower shall not enter into, modify, amend, terminate or cancel the General Contract, the Program Development Agreement, the Architect's contract or any contracts for the Construction, without the prior written approval of Lender, which approval shall not be unreasonably withheld. Borrower will furnish Lender promptly after execution thereof executed copies of all contracts between Borrower, architects, engineers and contractors and all subcontracts between the General Contractor or contractors and all of their subcontractors and suppliers, which contracts and subcontracts may not have been furnished pursuant to Section 9.1(a) at the time of the Opening of the Loan.

15.26    CORRECTION OF DEFECTS.

         Within five (5) days after Borrower acquires knowledge of or receives notice of a defect in the Improvements or any departure from the Plans and Specifications, or any other requirement of this Agreement, Borrower will proceed with diligence to correct all such defects and departures. No advance shall be made with respect to such defective work until such defective work has been corrected and brought into full compliance with the requirements of this Agreement. No advance shall be made upon any draw request if, upon the date of submittal thereof, any defective work has remained uncorrected for a period of more than thirty (30) days, unless correction of such defective work is under way and progressing satisfactorily to Lender and the Lender's Consultant.

15.27    HOLD DISBURSEMENTS IN TRUST.

         Borrower shall receive and hold in trust for the sole benefit of Lender (and not for the benefit of any other person, including, but not limited to, contractors or any subcontractors) all advances made hereunder directly to Borrower, for the purpose of paying costs of the Construction in accordance with the Budget. Borrower shall use the proceeds of the Loan solely for the payment of costs as specified in the Budget. Borrower will pay all other costs, expenses and fees relating to the acquisition, equipping, use and operation of the Project.

15.28    FOUNDATION SURVEY.

         Not later than thirty (30) days after completion of the foundation with respect to the Improvements, Borrower shall furnish to Lender a survey of the Land with the foundation of the Improvements located thereon, and also satisfying the requirements set forth in Section 8.1(f).

15.29    ALTERATIONS.

         Without the prior written consent of Lender, Borrower shall not make any material alterations to the Project (other than completion of the Construction in accordance with the Plans and Specifications).

15.30    CASH DISTRIBUTIONS.

         Borrower shall not make any distributions to partners, members or shareholders during Construction.

15.31    MAINTENANCE OF OFFICE.

         Borrower will maintain its chief executive office in Houston, Texas, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to Lender, where notices, presentations and demands to or upon Borrower in respect of the Loan Documents may be given or made.

15.32    RECORDS AND ACCOUNTS.

         Borrower will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles, and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves. Borrower shall not, without the prior written consent of Lender, make any material change to the accounting procedures used by it in preparing the financial statements and other information required by this Agreement. Borrower shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project.

15.33    REQUIRED PERMITS.

         Borrower will promptly obtain all Required Permits not heretofore obtained by Borrower (and any other Required Permits which may hereafter become required or necessary) and will furnish Lender with evidence that Borrower has obtained such Required Permits promptly upon its request. Borrower will give all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required under applicable Laws to construct the Improvements and to use, occupy and operate the Project following the completion of the construction of the Improvements. Borrower will also promptly obtain all utility installations and connections required for the operation and servicing of the Project for its intended purposes, and will furnish Lender with evidence thereof. Borrower will duly perform and comply with all of the terms and conditions of all Required Permits obtained at any time.

15.34    FURTHER ASSURANCE OF TITLE.

         Borrower will further assure title as follows. If at any time Lender or the Lender's counsel has reason to believe that any advance is not secured or will or may not be secured by the Mortgage as a first lien or security interest on the Project, then Borrower shall, within ten (10) days after written notice from Lender, do all things and matters necessary to assure to the satisfaction of the Lender that any advance previously made hereunder or to be made hereunder is secured or will be secured by the Mortgage as a first lien or security interest on the Project, and Lender, at its option, may decline to make further advances hereunder until Lender has received such assurance; but nothing in this paragraph shall limit Lender's right to require endorsements extending the effective date of the Title Policy as herein set forth.

15.35    FURTHER ASSURANCES.

                  (a) Regarding Construction. Borrower will furnish or cause to be furnished to the Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, title and other insurance, reports and agreements and each and every other document and instrument required to be furnished by the terms of this Agreement or the other Loan Documents, all at Borrower's expense.

                  (b) Regarding Preservation of Collateral. Borrower will execute and deliver to the Lender such further documents, instruments, assignments and other writings, and will do such other acts necessary or desirable, to preserve and protect the collateral at any time securing or intended to secure the Obligations, as Lender may require. Borrower shall diligently pursue resolution of the gap between the northerly boundary of the Project with the adjacent 15.1361 acre tract on which the Pinnacle Apartments are located.

                  (c) Regarding this Agreement. Borrower will cooperate with Lender, and will do such further acts and execute such further instruments and documents as Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

15.36    FUNDAMENTAL CHANGES OF BORROWER.

         Borrower: (a) does not own and will not own any encumbered asset other than its interest under the Sublease; (b) is not engaged and will not engage in any business other than the construction and operation of the Project; (c) will not enter into any contract or agreement with any general partner, principal or Affiliate of Borrower or any Affiliate of any general partner of the Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an Affiliate; (d) has not made and will not make any loans or advances to any third party (including any Affiliate); (e) is and will be solvent and pay its debt from its assets as the same shall become due; (f) has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, limited or general, or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation or by-laws in a manner which adversely affects Borrower's existence as a single purpose entity;
(g) will conduct and operate its business as presently conducted and operated;
(h) will maintain books and records and bank accounts separate from those of its Affiliates, including its general partner; (i) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including its general partner or any Affiliate thereof); (j) will file its own tax returns; (k) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (1) will not seek the dissolution or winding up, in whole or in part, of the Borrower; (m) will not commingle the funds and other assets of the Borrower with those of its general partner or any Affiliate thereof or any other Person; (n) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; and (o) does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

15.37    COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) Borrower will not, and will not permit any Tenants or other occupants of the Project, to do any of the following: (i) use the Project or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials, except for small quantities of Hazardous Materials used in the ordinary course of business and in compliance with all applicable Environmental Laws, (ii) cause or permit to be located on any of the Project any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental Laws, (iii) generate any Hazardous Materials on any of the Project except in full compliance with Environmental Laws, (iv) conduct any activity on any of the Project or use any of the Project in any manner so as to cause a Release of Hazardous Materials on, upon or into the Project or any surrounding properties which might give rise to liability under CERCLA or any other Environmental Law, or (v) directly or indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Environmental Laws).

         (b)      Borrower shall:

                  (i) in the event of any change in Environmental Laws governing the assessment, Release or removal of Hazardous Materials, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of Borrower) which Lender deems reasonably necessary to allow Lender to obtain the benefits of such statutory insurance and/or limited liability; and

                  (ii) if any Release or disposal of Hazardous Materials in violation of Environmental Laws shall occur or shall have occurred (including without limitation any such Release or disposal in violation of Environmental Laws occurring prior to the acquisition of Borrower's interest in the Project), cause the prompt containment and removal of such Hazardous Materials and remediation of the Project in full compliance with all applicable Laws and otherwise in compliance with the terms of this Agreement; provided, that Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause
         (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Lender and no action shall have been commenced by any enforcement agency. Lender may engage its own environmental engineer to review the environmental assessments and Borrower's compliance with the covenants contained herein.

         (c) At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that Lender shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Materials may have occurred, relating to the Project, or that the Project is not in compliance with the Environmental Laws, Lender may, at its election, obtain such assessments, including, without limitation, environmental assessments of the Project prepared by an environmental engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Materials are present in the soil or water at or adjacent to the Project, and (ii) whether the use and operation of the Project comply with all Environmental Laws. Such assessments may include detailed visual inspections of the Project, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil or other samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Project and the use and operation thereof with all applicable Environmental Laws or as Lender reasonably deems necessary and appropriate. All such environmental assessments shall be at the sole cost and expense of Borrower.

         (d) The Lender may, but shall never be obligated to, remove or cause the removal of any Hazardous Materials which are in violation of any Environmental Law from the Project (or if removal is prohibited by any Environmental Law or any other applicable Law, physical restriction or other reason, take or cause the taking of such other action as is required or appropriate to be in compliance with any Environmental Law) if Borrower fails to comply with its obligations hereunder with respect thereto (without limitation of Lender's rights to declare a default under any of the Loan Documents and to exercise all rights and remedies available by reason thereof); and Lender and its designees are hereby granted access to the Project at any time or times, upon reasonable notice, and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action. All costs, including, without limitation, the reasonable costs incurred by Lender in taking the foregoing action, damages, liabilities, losses, claims, expenses (including attorneys' fees and disbursements) which are incurred by Lender, as the result of Borrower's failure to comply with the provisions of this Section 15.37, shall be paid by Borrower to Lender upon demand by Lender and shall be additional obligations secured by the Loan Documents.

         (e) Borrower shall notify Lender in writing, promptly upon Borrower's learning thereof, of any:

         (i) notice or claim to the effect that Borrower is or may be liable to any person as a result of the release or threatened release of any Hazardous Material into the environment from the Project;

                  (ii)     notice that Borrower is subject to investigation by

         any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Hazardous Material into the environment from the Project;

                  (iii) notice that the Project is subject to any environmental lien; and

         (iv) notice of violation to Borrower or awareness by Borrower of a condition, which might reasonably result in a notice of violation of any applicable Environmental Law that could result in a Material Adverse Change.

15.38    Tangible Net Worth.

         Borrower shall not at any time allow its Tangible Net Worth to be less than those amounts required under Section 16.2(a) of the Post-Construction Lease.

15.39    AUTHORIZED REPRESENTATIVE.

         Borrower hereby appoints Robert A. Behar, M.D., as its Authorized Representative for purposes of dealing with Lender on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan. The Authorized Representative shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take another action on behalf of Borrower. All actions by the Authorized Representative shall be final and binding on Borrower. Lender and Lender may rely on the authority given to the Authorized Representative until actual receipt by Lender of a duly authorized resolution substituting a different person as the Authorized Representative. No more than one person shall serve as Authorized Representative at any given time.

                                   ARTICLE 16
                           CASUALTIES AND CONDEMNATION

16.1     LENDER'S ELECTION TO APPLY PROCEEDS ON INDEBTEDNESS.

         (a) Subject to the provisions of Section 16.1(b) below, Lender may elect to collect, retain and apply upon the indebtedness of Borrower under this Agreement or any of the other Loan Documents all proceeds of insurance or condemnation (individually and collectively referred to as "Proceeds") after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and charges. Any proceeds remaining after repayment of the indebtedness under the Loan Documents shall be paid by Lender to Borrower.

         (b) Notwithstanding anything in Section 16.1(a) to the contrary, in the event of any casualty to the Improvements or any condemnation of part of the Project, Lender agrees to make available the Proceeds to restoration of the Improvements if (i) no Event of Default exists, (ii) all Proceeds are deposited with Lender, (iii) in Lender's reasonable judgment, the amount of Proceeds available for restoration of the Improvements (together with undisbursed proceeds of the Loan, if any, allocated for the cost of the Construction and any sums or other security acceptable to Lender deposited with Lender by Borrower for such purpose) is sufficient to pay the full and complete costs of such restoration, (iv) no material Leases in effect at the time of such casualty or condemnation are or will be terminated nor rent decreased as a result of such casualty or condemnation, (v) if the cost of restoration exceeds ten percent (10%) of the Loan Amount, in Lender's sole determination after completion of restoration, the Loan Amount will not exceed the fair market value of the Project, (vi) in Lender's reasonable determination, the Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, and (vii) in Lender's reasonable determination, such restoration is likely to be completed not later than three (3) months prior to the Maturity Date.

16.2     BORROWER'S OBLIGATION TO REBUILD AND USE OF PROCEEDS THEREFOR.

         In case Lender does not elect to apply or does not have the right to apply the Proceeds to the indebtedness, as provided in Section 16.1 above, Borrower shall:

         (a) Proceed with diligence to make settlement with insurers or the appropriate Governmental Authorities and cause the Proceeds to be deposited with Lender;

         (b) In the event of any delay in making settlement with insurers or the appropriate Governmental Authorities or effecting collection of the Proceeds, deposit with Lender the full amount required to complete construction as aforesaid;

         (c) In the event the Proceeds and the available proceeds of the Loan are insufficient to assure the Lender that the Loan will be In Balance, promptly deposit with Lender any amount necessary to place the Loan In Balance; and

         (d) Promptly proceed with the assumption of construction of the Improvements, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

         Any request by Borrower for a disbursement by Lender of Proceeds and funds deposited by Borrower shall be treated by Lender as if such request were for an advance of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Loan.

                                   ARTICLE 17
                       ASSIGNMENTS BY LENDER AND BORROWER

17.1     ASSIGNMENTS AND PARTICIPATIONS.

         Lender may from time to time sell the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan. Borrower agrees to cooperate with Lender's efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith which do not materially adversely affect Borrower's rights under the Loan Documents.

17.2     PROHIBITION OF ASSIGNMENTS AND TRANSFERS BY BORROWER.

         Borrower shall not assign or attempt to assign its rights under this Agreement and any purported assignment shall be void. Without the prior written consent of Lender, in Lender's sole discretion, Borrower shall not suffer or permit (a) any change in the management (whether direct or indirect) of the Project, or (b) any Transfer.

17.3     PROHIBITION OF TRANSFERS IN VIOLATION OF ERISA.

         In addition to the prohibitions set forth in Section 17.2 above, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Project, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, mortgage, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender's rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lender being deemed in violation of any applicable provision of ERISA. Borrower agrees to indemnify and hold Lender free and harmless from and against all losses, costs (including attorneys' fees and expenses), taxes, damages (including consequential damages) and expenses Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Lender's sole judgment or by reason of a breach of the foregoing prohibitions. The foregoing indemnification shall be a recourse obligation of Borrower and shall survive repayment of the Note, notwithstanding any limitations on recourse contained herein or in any of the Loan Documents.

17.4     SUCCESSORS AND ASSIGNS.

         Subject to the foregoing restrictions on transfer and assignment contained in this Article 17, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

                                   ARTICLE 18
                               TIME OF THE ESSENCE

18.1     TIME IS OF THE ESSENCE.

         Borrower agrees that time is of the essence under this Agreement.

                                   ARTICLE 19
                                EVENTS OF DEFAULT

         The occurrence of any one or more of the following shall constitute an "Event of Default" as said term is used herein:

         (a) Failure of Borrower (i) (A) to make any principal payment when due,
(B) to pay any interest within five (5) days after the date when due or (C) to observe or perform any of the other covenants or conditions by Borrower to be performed under the terms of this Agreement or any other Loan Document concerning the payment of money, for a period of ten (10) days after written notice from Lender that the same is due and payable; or (ii) for a period of thirty (30) days after written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as (Y) Borrower commences such cure within the initial thirty
(30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Lender's notice, and (Z) the existence of such default will not result in any Tenant having the right to terminate its Lease due to such default; and provided further that if a different notice or grace period is specified under any other subsection of this
Section 19.1 with respect to a particular breach, or if another subsection of this Section 19.1 applies to a particular breach and does not expressly provide for a notice or grace period, the specific provision shall control.

         (b) The disapproval by Lender or Lender's Consultant at any time of any construction work and failure of Borrower to cause the same to be corrected to the satisfaction of Lender within the cure period provided in Section 19.1(a)(ii) above.

         (c) A delay in the Construction or a discontinuance for a period of fifteen (15) days after written notice from Lender concerning such delay or discontinuance (other than Unavoidable Delays), or in any event a delay in the Construction so that the same is not, in Lender's judgment

(giving due consideration to the assessment of Lender's Consultant), likely to be completed on or before the Completion Date.

         (d) The bankruptcy or insolvency of the General Contractor and failure of Borrower to procure a contract with a new contractor satisfactory to Lender within thirty (30) days from the occurrence of such bankruptcy or insolvency.

         (e) Any Transfer or other disposition in violation of Sections 17.2 or 17.3.

         (f) Any material default by Borrower, as lessor, under the terms of any Lease following the expiration of any applicable notice and cure period, provided that if the Lease does not provide a notice and cure period, then the notice and cure period provided in (a)(i) above will apply to any such monetary default, and the notice and cure period provided in (a)(ii) will apply to any such non-monetary default (which respective periods shall commence upon written notice of default from Lender or the applicable Tenant, whichever occurs first).

         (g) If any warranty, representation, statement, report or certificate made now or hereafter by Borrower is untrue or incorrect at the time made or delivered, provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as Borrower cures said breach (i) within the notice and cure period provided in (a)(i) above for a breach that can be cured by the payment of money or (ii) within the notice and cure period provided in (a)(ii) above for any other breach.

         (h) Borrower shall commence a voluntary case concerning Borrower under the Bankruptcy Code; or an involuntary proceeding is commenced against Borrower under the Bankruptcy Code and relief is ordered against Borrower, or the petition is controverted but not dismissed or stayed within sixty (60) days after the commencement of the case, or a custodian (as defined in the Bankruptcy
Code) is appointed for or takes charge of all or substantially all of the property of Borrower; or the Borrower commences any other proceedings under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to the Borrower; or there is commenced against Borrower any such proceeding which remains undismissed or unstayed for a period of sixty (60) days; or the Borrower fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or the Borrower by any act or failure to act indicates its consent to, approval of, or acquiescence in any such case or proceeding or the appointment of any custodian or the like of or for it for any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days.

         (i) Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof or if all or a substantial part of the assets of Borrower are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

         (j) If Borrower is enjoined, restrained or in any way prevented by any court order from constructing or operating the Project.

         (k) Failure by Borrower to make any Deficiency Deposit with Lender within the time and in the manner required by Article 11 hereof.

         (l) One or more final, unappealable judgments are entered against Borrower in amounts aggregating in excess of $100,000, and said judgments are not stayed or bonded over within thirty (30) days after entry.

         (m) If Borrower shall fail to pay any debt owed by it or is in default under any agreement with Lender or any other party (other than a failure or default for which Borrower's maximum liability does not exceed $100,000) and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto.

         (n) If a Material Adverse Change occurs with respect to Borrower, the Project or any material Tenant.

         (o) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of Lender, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Borrower which is a party thereto or any of its partners, or any court or any other Governmental Authority of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof.

         (p) Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets.

         (q) The termination of the Sublease or the Ground Lease for any reason (other than the termination of the Ground Lease resulting from MPT Land Entity's acquisition of fee simple title to the Land or the termination of the Parking Tract Ground Lease by NHLV pursuant to paragraph 23 thereof).

         (r) The occurrence of any other event or circumstance denominated as an Event of Default herein or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

                                   ARTICLE 20
                      LENDER'S REMEDIES IN EVENT OF DEFAULT

20.1     REMEDIES CONFERRED UPON LENDER.

         Upon the occurrence of any Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

         (a) Take possession of the Project and complete the Construction and do anything, which is necessary or appropriate in its sole judgment to fulfill the obligations of Borrower under this Agreement and the other Loan Documents, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Project to complete the Construction in the name of Borrower; to use unadvanced funds remaining under the Note or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note, to complete the Construction; to make changes in the Plans and Specifications which shall be necessary or desirable to complete the Construction in substantially the manner contemplated by the Plans and Specifications; to retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Project; to execute all applications and certificates in the name of Borrower prosecute and defend all actions or proceedings in connection with the Improvements or Project; to take action and require such performance as it deems necessary under any of the Bonds to be furnished hereunder and to make settlements and compromises with the surety or sureties thereunder, and in connection therewith, to execute instruments of release and satisfaction; and to do any and every act which the Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

         (b) Withhold further disbursement of the proceeds of the Loan and/or terminate Lender's obligations to make further disbursements hereunder;

         (c) Declare the Note to be immediately due and payable, without any presentment, demand, protest or notice of any kind to Borrower, all of which are hereby expressly waived by Borrower.

         (d) Use and apply any monies or letters of credit deposited by Borrower with Lender, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and

         (e) Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law.

         Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 19.1(h) or (i), all amounts evidenced by the Note shall automatically become due and payable.

20.2     COSTS OF COMPLETION.

         Borrower shall be liable to Lender for all costs paid or incurred for the construction, equipping and completion of the Project, whether the same shall be paid or incurred pursuant to the provisions of this Section 20.2 or otherwise, and all payments made or liabilities incurred by Lender under this
Section 20.2 of any kind whatsoever shall be deemed advances made to Borrower under this Agreement and shall be secured by the Mortgage and the other Loan Documents. In the event Lender takes possession of the Project and assumes control of such construction as aforesaid, it shall not be obligated to continue such construction longer than it shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of Borrower whether or not the Project shall have been completed. For purpose of this Section 20.2, the construction, equipping and the completion of the Project shall be deemed to include any action necessary to cure any Event of Default by the Borrower under any of the terms and provisions of any of the Loan Documents.

20.3     DISTRIBUTION OF COLLATERAL PROCEEDS.

         In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the collateral, such monies shall be distributed for application as follows:

         (a) First, to the payment of, or (as the case may be) the reimbursement of Lender for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by Lender in connection with the collection of such monies by Lender, for the exercise, protection or enforcement by Lender of all or any of the rights, remedies, powers and privileges of Lender under this Agreement or any of the other Loan Documents or in respect of the collateral or in support of any provision of adequate indemnity to Lender against any taxes or liens which by law shall have, or may have, priority over the rights of Lender to such monies;

         (b) Second, to all other Obligations in such order or preference as the Lender shall determine; and

         (c) Third, the excess, if any, shall be returned to Borrower or to such other Persons as are entitled thereto.

20.4     POWER OF ATTORNEY.

         For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this
Article 20, the Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Article 20, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

20.5     WAIVERS.

         Borrower hereby waives to the extent not prohibited by applicable Law
(a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on Lender's part in the enforcement of their rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

20.6     SET-OFFS.

         After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower's deposits with Lender, if any, or its Affiliates, and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document. Borrower hereby grants to Lender a security interest in and to all such deposits maintained by the Borrower with Lender (or its Affiliates).

                                   ARTICLE 21
                                    EXPENSES

         Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by Lender, including any recording, mortgage, documentary stamp or intangibles taxes in connection with the Mortgage, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by Lender after the Loan Opening Date (Borrower hereby agreeing to indemnify Lender with respect thereto), (c) all title insurance premiums and the reasonable fees, expenses and disbursements of Lender's counsel or any local counsel to Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the making of each advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of Lender incurred in connection with the preparation, interpretation or extraordinary or non-routine administration of the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all appraisal fees, engineer's fees, charges for commercial finance examinations and engineering and environmental reviews, all fees paid to the Lender's Consultant and surveyor fees), and (e) all reasonable out-of-pocket expenses, including reasonable attorneys' fees and costs, and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against Borrower, any of its general partners or the administration thereof after the occurrence of a Default or Event of Default, and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Lender's relationship with the Borrower or any of its general partners. The covenants of this Article 21 shall survive payment or satisfaction of payment of all amounts owing with respect to the Note.

                                   ARTICLE 22
                                 INDEMNIFICATION

         Borrower agrees to indemnify and hold harmless Lender and each director, officer, employee and agent of Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of the Loan, (c) any condition of the Project whether related to the quality of construction or otherwise, (d) any actual or proposed use by Borrower of the proceeds of the Loan, (e) any actual or alleged violation of any Laws or Required Permits, (f) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of Borrower or any of its general partners, (g) Borrower entering into or performing this Agreement or any of the other Loan Documents or (h) with respect to the matters described in the Environmental Indemnity and Paragraph 7 of the Mortgage, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of Borrower under this Article 22 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that, the obligations of Borrower under this Article 22 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable Law.

                                   ARTICLE 23
                               GENERAL PROVISIONS

23.1     CAPTIONS.

         The captions and headings of various Articles, Sections and subsections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

23.2     MODIFICATION; WAIVER.

         No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought.

23.3     ACQUIESCENCE NOT TO CONSTITUTE WAIVER OF LENDER'S REQUIREMENTS.

         Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any construction or nonconstruction conditions precedent to the Opening of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds.

23.4     DISCLAIMER BY LENDER.

         This Agreement is made for the sole benefit of Borrower and Lender, and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement. Lender shall not be liable to any contractors, subcontractors, supplier, architect, engineer, tenant or other party for labor or services performed or materials supplied in connection with the Construction. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Project. Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower. No payment of funds directly to a contractor or subcontractor or provider of services shall be deemed to create any third-party beneficiary status or recognition of same by the Lender. Without limiting the generality of the foregoing:

         (a) Lender shall have no liability, obligation or responsibility whatsoever with respect to the Construction. Any inspections of the Construction made by or through Lender are for purposes of administration of the Loan only and neither Borrower nor any third party is entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans and Specifications, state of completion or otherwise;

         (b) Lender neither undertakes nor assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Project, including matters relating to the quality, adequacy or suitability of: (i) the Plans and Specifications, (ii) architects, contractors, subcontractors and material suppliers employed or utilized in connection with the Construction, or the workmanship of or the materials used by any of them, or (iii) the progress or course of Construction and its conformity or nonconformity with the Plans and Specifications; Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Lender in connection with such matters is for the protection of Lender only, and neither Borrower nor any third party is entitled to rely thereon; and

         (c) Lender owes no duty of care to protect Borrower or any Tenant against negligent, faulty, inadequate or defective building or construction.

23.5     PARTIAL INVALIDITY; SEVERABILITY.

         If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this

Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

23.6     DEFINITIONS INCLUDE AMENDMENTS.

         Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

23.7     EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

23.8     ENTIRE AGREEMENT.

         This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Lender, embody the entire agreement and supersede all prior agreements, written or oral, relating to the subject matter hereof.

23.9     WAIVER OF DAMAGES.

         In no event shall Lender be liable to Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower waives all claims for punitive, exemplary or consequential damages.

23.10    CLAIMS AGAINST LENDER.

         Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within three (3) months after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as aforesaid. Borrower acknowledges that such waiver is or may be essential to Lender's ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan. No Tenant is intended to have any rights as a third-party beneficiary of the provisions of this Section 21.11.

23.11    GOVERNING LAW.

         THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF DELAWARE SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS.

23.12    CONSENT TO JURISDICTION; WAIVERS.

         WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A "PROCEEDING"), BORROWER IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE STATE OF DELAWARE, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. BORROWER EXPRESSLY ACKNOWLEDGES THAT DELAWARE IS A FAIR, JUST AND REASONABLE FORUM AND AGREES NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY LENDER IN SAID COURTS. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN A DELAWARE STATE COURT OR UNITED STATES COURT SITTING IN THE STATE OF DELAWARE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS

INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

         BORROWER WAIVES ANY AND ALL PERSONAL RIGHTS, IF ANY, TO THE RIGHT TO TRIAL BY JURY TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY OTHER DAMAGES OTHER THAN ACTUAL DAMAGES. THE SCOPE OF EACH OF THE FOREGOING WAIVERS IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO THE LENDER'S AGREEMENT TO ENTER INTO THIS AGREEMENT AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, THAT THE LENDER HAS ALREADY RELIED ON THESE WAIVERS AND WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. THE WAIVERS IN THIS SECTION 23.12 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS APPLY TO ANY FUTURE RENEWALS, EXTENSIONS, AMENDMENTS, MODIFICATIONS, OR REPLACEMENTS IN RESPECT OF ANY AND ALL OF THE APPLICABLE LOAN DOCUMENTS. IN CONNECTION WITH ANY LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

23.13    SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or in other papers delivered by or on behalf of Borrower pursuant hereto and thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by them, and shall survive the making of the advances, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or the Lender have any obligation to make any advances. All statements contained in any certificate or other paper delivered to Lender at any time by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower hereunder.

23.14    NOTICES.

         All notices, demands, consents, approvals, requests and other communications required or permitted to be given under this Agreement shall be in writing and shall be (a) delivered in person, (b) sent by certified mail, return receipt requested to the appropriate party at the address set out below,
(c) sent by Federal Express, Express Mail or other comparable courier addressed to the appropriate party at the address set out below, or (d) transmitted by facsimile transmission to the facsimile number for each party set forth below:

         (a)      if to Borrower:       North Cypress Medical Center Operating Company, Ltd.
                                        6830 North Eldridge Parkway, Suite 406
                                        Houston, Texas 77041
                                        Attention: Robert A. Behar, M.D.
                                        Phone: (713) 466-6040
                                        Fax: (713) 466-6050

                  with a copy to:       Brennan Manna & Diamond, LLC
                                        75 East Market Street
                                        Akron, Ohio 44308
                                        Attn.: Frank T. Sossi, Esq.
                                        Phone: (330) 253-1804
                                        Fax: (330) 253-1813

                                        Petronella Law Firm, P.C.
                                        8 Greenway Plaza, Suite 606
                                        Houston, Texas 77046
                                        Attn.: Richard Petronella, Esq.
                                        Phone: (713) 965-0606
                                        Fax: 713) 965-0676

                                        Zimmerman, Axelrad, Meyer, Stern & Wise P.C.
                                        3040 Post Oak Boulevard, Suite 1300
                                        Houston, Texas 77056-6560
                                        Attn.: Leonard Meyer, Esq.
                                        Phone: (713) 552-1234
                                        Fax: (713) 963-0859

         (b)      if to Lender:         MPT Finance Company, LLC
                                        1000 Urban Center Drive, Suite 501
                                        Birmingham, Alabama 35242
                                        Attn.: General Counsel
                                        Phone: (205) 969-3755
                                        Fax: (205) 969-3756

                  with a copy to:       Morris, Manning & Martin, LLP
                                        1600 Atlanta Financial Center
                                        3343 Peachtree Road, N.E.
                                        Atlanta, Georgia 30326-1044
                                        Attn.: Jeanna A. Brannon, Esq.
                                        Phone: (404) 233-7000
                                        Fax: (404) 365-9532

Each notice, demand, consent, approval, request and other communication shall be effective upon receipt and shall be deemed to be duly received if delivered in person or by a national courier service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal by the addressee to accept, or the inability to deliver because of a changed address or changed facsimile number of which no notice was given, shall be deemed to be receipt of the notice, demand, consent, approval, request or communication sent. Any party shall have the right, from time to time, to change the address or facsimile number to which notice to it shall be sent by giving to the other party or parties at least ten
(10) days prior notice of the changed address or changed facsimile number.

                                   ARTICLE 25
                  ACKNOWLEDGEMENT OF INDEMNIFICATION PROVISIONS

         BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING WITHOUT LIMITATION THOSE CONTAINED IN ARTICLE 22 HEREOF), WHICH IN CERTAIN CIRCUMSTANCES COULD INCLUDE AN INDEMNIFICATION BY BORROWER TO LENDER FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LENDER'S OWN NEGLIGENCE.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                               BORROWER:


                               NORTH CYPRESS MEDICAL CENTER
                               OPERATING COMPANY, LTD., a Texas limited partnership


                               By: North Cypress Medical Center Operating
                                   Company GP, L.L.C., a Texas limited liability company, its sole general partner



                                   By: /s/ Robert A. Behar, M.D.
                                      ----------------------------------------
                                               Robert A. Behar, M.D.,
                                               Chairman of the Board

                             LENDER:


                             MPT FINANCE COMPANY, LLC, a Delaware
                             limited liability company


                             By: MPT Operating Partnership, L.P., a Delaware
                                 limited liability company, its sole member


                                 By: Medical Properties Trust, LLC, a Delaware
                                     limited liability company, its general
                                     partner



                                     By:         /s/ Edward K. Aldag
                                                --------------------------------
                                     Print Name: Edward K. Aldag
                                                --------------------------------
                                     Title:      President
                                                --------------------------------

                                    EXHIBIT A

                            Legal Description of Land

                                    EXHIBIT B

                              Permitted Exceptions

                                    EXHIBIT C

                               Title Requirements

1. Title Insurance Company Requirements. The maximum single risk (i.e., the amount insured under any one policy) by a title insurer may not exceed 25% of that insurer's surplus and statutory reserves. Reinsurance must be obtained by closing for any policy exceeding such amount.

2. Loan Policy Forms. Standard 1992 American Land Title Association ("ALTA") form of loan title insurance policy, or the 1970 (amended October 17, 1970) ALTA loan form policies must be used (or the equivalent forms available in the State).

3. Insurance Amount. The amount insured must equal at least the original principal amount of the Loan.

4. Named Insured. The named insured under the Title Policy must be substantially the same as the following: "MPT Finance Company, LLC, and its respective successors and assigns."

5. Creditors' Rights. Any "creditors' rights" exception or other exclusion from coverage for voidable transactions under bankruptcy, fraudulent conveyance, or other debtor protection laws or equitable principles must be removed by either an endorsement or a written waiver.

6. Arbitration. In the event that the form policy, which is utilized, includes a compulsory arbitration provision, the insurer must agree that such compulsory arbitration provisions do not apply to any claims by or on behalf of the insured. Please note that the 1987 and 1992 ALTA form loan policies include such provisions.

7. Date of Policy. The effective date of the Title Policy must be as of the date and time of the closing.

8. Legal Description. The legal description of the property contained in the Title Policy must conform to (a) the legal description shown on the survey of the property, and (b) the legal description contained in the Mortgage. In any event, the Title Policy must be endorsed to provide that the insured legal description is the same as that shown on the survey.

9. Easements. Each Title Policy shall insure, as separate parcels: (a) all appurtenant easements and other estates benefiting the property, and
         (b) all other rights, title, and interests of the borrower in real property under reciprocal easement agreements, access agreements, operating agreements, and agreements containing covenants, conditions, and restrictions relating to the Project.

10. Exceptions to Coverage. With respect to the exceptions, the following applies:

         a) Each Title Policy shall afford the broadest coverage available in the state in which the subject property is located.

         b) The "standard" exceptions (such as for parties in possession or other matters not shown on public records) must be deleted.

         c) The "standard" exception regarding tenants in possession under residential leases, should also be deleted. For commercial properties, a rent roll should be attached in lieu of the general exception.

         d) The standard survey exception to the Title Policy must be deleted. Instead, a survey reading reflecting the current survey should be incorporated.

         e) Any exception for taxes, assessments, or other lienable items must expressly insure that such taxes, assessments, or other items are not yet due and payable.

         f) Any lien, encumbrance, condition, restriction, or easement of record must be listed in the Title Policy, and the Title Policy must affirmatively insure that the improvements do not encroach upon the insured easements or insure against all loss or damage due to such encroachment

         g) The Title Policy may not contain any exception for any filed or unfiled mechanics' or materialmen's liens.

         h) In the event that a comprehensive endorsement has been issued and any Schedule B exceptions continue to be excluded from the coverage provided through that endorsement, then a determination must be made whether such exceptions would be acceptable to Lender. In the event that it is determined that such exception is acceptable, a written explanation regarding the acceptability must be submitted as part of the delivery of the Loan Documents.

If Schedule B indicates the presence of any easements that are not located on the survey, the Title Policy must provide affirmative insurance against any loss resulting from the exercise by the holder of such easement of its right to use or maintain that easement. ALTA Form 103.1 or an equivalent endorsement is required for this purpose.

11.      Endorsements. With respect to endorsements, the following applies:

         a) Each Title Policy must include an acceptable environmental protection lien endorsement on ALTA Form 8.1. Please note that Form 8.1 may take exception for an entire statute, which contains one or more specific sections under which environmental protection liens could take priority over the Mortgage; provided, however, that such specific sections under which the lien could arise must also be referenced.

         b) Each Title Policy must contain an endorsement, which provides that the insured legal description is the same as shown on the survey.

         c) Each Title Policy must contain a comprehensive endorsement (ALTA Form 9) if a lien, encumbrance, condition, restriction, or easement is listed in Schedule B to the title insurance policy.

         d) Lender may require the following endorsements where applicable and available:

                       -access                             -due execution      -single tax lot
                       -address                            -first loss         -subdivision
                       -assessments                        -last dollar        -tie in
                       -assignment of leases and rents     -leasehold          -usury
                       -assignment of loan documents       -mineral rights     -zoning (ALTA 3.1 -
                       -contiguity                         -mortgage tax         with parking)
                       -doing business                     -reverter
                       -nonimputation                      -"Fairways"

12. Other Coverages. Each Title Policy shall insure the following by endorsement or affirmative insurance to the extent such coverage is not afforded by the ALTA Form 9 or its equivalent in a particular jurisdiction:

         a) that no conditions, covenants, or restrictions of record affecting the property:

                  (i)      have been violated,
                  (ii)     create lien rights, which prime the insured mortgage,
                  (iii) contain a right of reverter or forfeiture, a right of reentry, or power of termination, or
                  (iv) if violated in the future would result in the lien created by the insured mortgage or title to the property being lost, forfeited, or subordinated; and

         b) that except for temporary interference resulting solely from maintenance, repair, replacement, or alteration of lines, facilities, or equipment located in easements and rights of way taken as certain exceptions to each Title Policy, such exceptions do not and shall not prevent the use and operation of the Property or the improvements as used and operated on the effective date of the Title Policy.

13. Informational Matters. The Policy must include, as an informational note, the following:

         a)       The recorded plat number together with recording information;
                  and

         b) The property parcel number or the tax identification number, as applicable.

14. Delivery of Copies. Legible copies of all easements, encumbrances, or other restrictions shown as exceptions on the Title Policy must be delivered with the first draft of the title commitment.

                                    EXHIBIT D

                             Insurance Requirements

I.       GENERAL REQUIREMENTS

         The General Requirements set forth herein shall be applicable to the insurance requirements outlined below in Paragraphs II and III.

         (A)      RELATING TO INSURER.

                  All insurance coverages required by this Agreement must be provided by insurance companies acceptable to Lender that are rated at least an "A, VIII" or better by Best's Insurance Guide and Key Ratings and a claim payment rating by Standard & Poor's Corporation of A or better. The aggregate amount of coverage provided by a single company must not exceed 5% of the company's policyholders' surplus. All insurance companies must be licensed and qualified to do business in the State.

Each insurance policy must (i) provide primary insurance without right of contribution from any other insurance carried by Lender, (ii) contain an express waiver by the insurer of any right of subrogation, setoff or counterclaim against any insured party thereunder including Lender, (iii) permit Lender to pay premiums at Lender's discretion and (iv) as respects any third party liability claim brought against Lender obligate the insurer to defend Lender as an additional insured thereunder.

         (B)      RELATING TO DOCUMENTATION OF COVERAGE.

                  The original copy of each insurance policy required hereunder shall be furnished to Lender, or in the case of a blanket policy, a copy of the original policy certified in writing by a duly authorized Agent for the insurance company as a "true and certified" copy of the policy. Borrower shall not submit a Certificate of Insurance in lieu of the certified copy of the policy. The original policy(ies) or certified copy of the policy(ies) must be delivered to Lender effective with the commencement of the Loan and furnished annually thereafter, prior to the expiration date of the preceding policy(ies).

         (C)      CANCELLATION AND MODIFICATION CLAUSE.

                  1. The insurer hereby agrees that its policy will not lapse, terminate, or be canceled, or be amended or modified to reduce limits or coverage terms unless and until Lender has received not less than sixty (60) days' prior written notice thereof at the following address:

                           MPT Finance Company, LLC
                           Attention: Its  President
                           1000 Urban Center Drive, Suite 501
                           Birmingham, Alabama 35242

                  2. Notwithstanding the foregoing, in the event of cancellation due to non-payment, the insurer shall provide not less than ten
(10) days' Notice of Cancellation to:

                           MPT Finance Company, LLC
                           Attention: Its: President
                           1000 Urban Center Drive, Suite 501
                           Birmingham, Alabama 35242

II.      TYPES OF INSURANCE

         Borrower will at all times keep the Project insured against loss or damage from such causes as are customarily insured against, by prudent owners of similar properties. Without limiting the generality of the foregoing, Borrower will obtain and maintain in effect the following amounts and types of insurance on the Project throughout the term of the Loan:

         (A)      "ALL RISKS" or "SPECIAL" FORM PROPERTY INSURANCE.

                  All Risks or Special Form Property insurance against loss or damage to the building and improvements, including but not limited to, perils of fire, lightning, water, wind, theft, vandalism and malicious mischief, plate glass breakage, and perils typically provided under an Extended Coverage Endorsement and other forms of broadened risk perils, and insured on a "replacement cost" value basis to the extent of the full replacement value of the Project. The deductible amount thereunder shall be borne by Borrower in the event of a loss and the deductible must not exceed $10,000 per occurrence. Further, in the vent of a loss, Borrower shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer and Borrower further agrees it will notify Lender of any loss in the amount of $25,000 or greater and that no claim at or in excess of $25,000 thereunder shall be settled without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed by Lender.

         (B) FLOOD AND EARTHQUAKE INSURANCE. (Required only in the event that the property is in a flood plain or earthquake zone).

         Insurance in an amount equal to the full replacement cost value of the Project, subject to no more than a $25,000 per occurrence, deductible. The policy shall include coverage for subsidence.

         (C)      LOSS OF EARNINGS INSURANCE.

         Insurance against loss of earnings in an amount sufficient to cover not less than 12 months' lost earnings and written in an "all risks" form, either as an endorsement to the insurance required under Paragraph II(A), or under a separate policy.

         (D)      WORKERS COMPENSATION INSURANCE.

         Workers Compensation insurance covering all employees in amounts that are customary for Borrower's industry.

         (E)      LIABILITY INSURANCE.

                  COMMERCIAL GENERAL LIABILITY. Commercial General Liability in a primary amount of at least $5,000,000 per occurrence. Bodily injury for injury or death of any one person and $100,000 for Property Damage for damage to or loss of property of others, subject to a $10,000,000 annual aggregate policy limit for all Bodily Injury and Property Damage claims, occurring on or about the Land or in any way related to the Project including but not limited to any swimming pools or other recreational facility or areas that are located on the land or otherwise related to the Project. Such policy shall include coverages of a Broad Form nature, including, but not limited to, Explosion, Collapse and Underground (XCU), Products Liability, Completed Operations, Broad Form Contractual Liability, Broad Form Property Damage, Personal Injury, Incidental Malpractice Liability, and Host Liquor Liability.

                  VEHICLE LIABILITY. Automobile and Vehicle Liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of $1,000,000 per occurrence for Bodily Injury: $100,000 per occurrence for Property Damage; subject to an annual aggregate policy limit of $1,000,000.

                  UMBRELLA LIABILITY. Umbrella Liability insurance in the minimum amount of $10,000,000 for each occurrence and aggregate combined single limit for all liability, with a $10,000 self-insured retention for exposure not covered in underlying primary policies. The Umbrella Liability policy shall name in its underlying schedule the policies of Professional Liability, Commercial General Liability, Garage Keepers Liability, Automobile Vehicle Liability and Employer's Liability under the Workers Compensation Policy

                  PROFESSIONAL LIABILITY. Professional Liability insurance for Borrower and any physician or other employee or agent of Borrower providing services at the Project in an amount not less than five million dollars ($5,000,000) per individual claim and ten million dollars ($10,000,000) annual aggregate.

         (F)      COMMERCIAL BLANKET FIDELITY BOND INSURANCE.

         A Commercial Blank Bond covering all employees of Borrower, including its officers, and the individual owners of the insured business entity, whether a joint-venture, partnership, proprietorship or incorporated entity, against loss as a result of their dishonesty. Policy limit shall be in an amount of at least $1,000,000, subject to a deductible of no more than $10,000 per occurrence.

                                    EXHIBIT E

                                 Initial Budget

                                    EXHIBIT F

                             Borrower's Certificate

MPT Finance Company, LLC
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242
Attn: _______________________

RE: Application for Advance in connection with a $____________ loan (#______________________) to North Cypress Medical Center Operating Company, Ltd. ("Borrower").

         1. Pursuant to that certain Construction Loan Agreement dated as of June 1, 2005 (the "Construction Loan Agreement") between Borrower and MPT Finance Company, LLC ("Lender"), Borrower hereby requests a loan advance as indicated on the Soft and Hard Cost Requisition attached hereto. We acknowledge that this amount is subject to inspection, verification, and available funds.

                                    Funding Instructions

         2. This Borrower's Certificate is to be utilized only in satisfaction of costs and charges with respect to the Project and Improvements thereon as shown on the Soft and Hard Cost Requisition Form, dated ____________________, attached hereto.

         3. The Borrower agrees to provide, if requested by Lender, a Vendor Payee Listing showing the name and the amount currently due each party to whom Borrower is obligated for labor, material and/or services supplies. This information would be provided in support of the disbursements set forth in paragraph 2(a) hereof.

         4.       The Borrower also certifies and agrees that:

                  (a) It has complied with all duties and obligations required to date to be carried out and performed by it pursuant to the terms of the Construction Loan Agreement;

                  (b) No Event of Default as defined in the Construction Loan Agreement has occurred and is continuing nor any event, circumstance or condition which with notice or the passage of time or both would be an Event of Default; and

                  (c) All Change Orders or changes to the Schedule of Values have been submitted to and approved by Lender to the extent required under the Construction Loan Agreement;

                  (d) All funds previously disbursed have been used for the purposes as set forth in the Construction Loan Agreement;

                  (e) All outstanding claims for labor, materials and/or services furnished prior to this draw period have been paid or will be paid from the proceeds of this disbursement;

                  (f) All construction prior to the date of this Borrower's Certificate has been accomplished in accordance with the Plans and Specifications approved by Lender;

                  (g) All sums advanced by Lender will be used solely for the purpose of paying costs of the Project owing as shown on the attached Soft and Hard Cost Requisition and no disbursement requested hereunder has been the basis for any prior disbursement of the Loan;

                  (h) There are no liens outstanding against the Project or its equipment except for Lender's liens and security interests as agreed upon in the Construction Loan Agreement;

                  (i) The amount of undisbursed Loan proceeds and/or approved equity requirement remaining is sufficient to pay the cost of completing the Project in accordance with the Plans and Specifications and Budget approved by Lender as modified by Lender-approved Change Orders;

                  (j) All representations and warranties contained in the Construction Loan Agreement are true and correct as of the date hereof; and

                  (k) The undersigned understands that this certification is made for the purpose of inducing Lender to make a disbursement to Borrower and that, in making such disbursement, Lender will rely upon the accuracy of the matters stated in this Certificate.

         5. Disbursement of the Loan proceeds hereby requested are subject to the receipt by Lender, in those states where applicable, of a certificate from the issuing title company stating that no claims have been filed of record which adversely affects the title of Borrower to the Project, subsequent to the filing of the Mortgage.

         6. The terms used in this Borrower's Certificate have the same meaning and definitions as those set forth in the Construction Loan Agreement.

         7. The Borrower, or authorized signer, certifies that the statements made in this Borrower's Certificate and any documents submitted herewith and identified herein are true and has duly caused this Borrower's Certificate to be signed on its behalf by the Authorized Representative.

                              DATE:
                                   --------------------------------------------


                              NORTH CYPRESS MEDICAL CENTER
                              OPERATING COMPANY, LTD., a Texas limited partnership


                              By: North Cypress Medical Center Operating
                                  Company GP, L.L.C., a Texas limited liability company, its sole general partner



                                  By:
                                     ------------------------------------------
                                                 Robert A. Behar, M.D.,
                                                 Chairman of the Board

                                    EXHIBIT G

                       Soft and Hard Cost Requisition Form

                                [TO BE ATTACHED]